Exhibit 4.3

EXECUTION COPY

INVESTOR STOCKHOLDERS AGREEMENT

by and among

IKARIA HOLDINGS, INC.,

NEW MOUNTAIN PARTNERS II, L.P.,

NEW MOUNTAIN AFFILIATED INVESTORS II, L.P.,

ALLEGHENY NEW MOUNTAIN PARTNERS, L.P.,

ARCH VENTURE FUND VI, L.P.,

VENROCK PARTNERS, L.P.,

VENROCK ASSOCIATES IV, L.P.,

VENROCK ENTREPRENEURS FUND IV, L.P.,

5AM VENTURES LLC,

5AM CO-INVESTORS LLC,

ARAVIS VENTURE I L.P.,

BLACK POINT GROUP, LP,

LINDE GAS INC.,

and

CERTAIN OTHER PERSONS WHO ARE SIGNATORIES HERETO

dated as of

March 28, 2007

INVESTOR STOCKHOLDERS AGREEMENT, dated as of March 28, 2007, by and among (i) Ikaria Holdings, Inc., a Delaware corporation, (ii) New Mountain Partners II, L.P., a Delaware limited partnership, New Mountain Affiliated Investors II, L.P., a Delaware limited partnership, and Allegheny New Mountain Partners, L.P., a Delaware limited partnership (collectively, the “NMP Entities”), (iii) ARCH Venture Fund VI, L.P., a Delaware limited partnership (“ARCH”), (iv) Venrock Partners, L.P., a Delaware limited partnership, Venrock Associates IV, L.P., a Delaware limited partnership, and Venrock Entrepreneurs Fund IV, L.P., a Delaware limited partnership (collectively, “Venrock”), (v) 5AM Ventures LLC, a Delaware limited liability company, 5AM Co-Investors LLC, a Delaware limited liability company, and Aravis Venture I L.P, a Cayman Islands limited partnership (collectively, “5AM”), (vi) Black Point Group, LP, a Delaware limited partnership (“Black Point”), (vii) Linde Gas Inc., a Delaware corporation (“Linde”, and together with the NMP Entities, ARCH, Venrock, 5AM and Black Point, the “Investors”), and (viii) such other Holders who are signatories hereto on the date hereof or who will become signatories hereto from time to time as provided for herein.

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of February 22, 2007 (the “Merger Agreement”), among the Company, Ikaria Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Ikaria, Inc., a Delaware corporation (“Ikaria”), Merger Sub, immediately prior to the consummation of the INO Acquisition, is being merged with and into Ikaria, with Ikaria the surviving entity (the “Ikaria Merger”), and the stockholders of Ikaria will by virtue of the Ikaria Merger become stockholders of the Company.

WHEREAS, pursuant to a Preferred Stock Purchase Agreement, dated as of February 22, 2007 (the “Preferred Stock Purchase Agreement”), by and among the NMP Entities, Ikaria, the stockholders of Ikaria who are signatories to the Preferred Stock Purchase Agreement, certain other Persons listed on the Investor Schedule thereto and the Company, the NMP Entities, ARCH, Venrock, 5AM and Black Point are purchasing shares of Series B Preferred Stock and certain of them are acquiring shares of Series C Preferred Stock.

WHEREAS, pursuant to a Sale and Purchase Agreement, dated as of February 22, 2007 (the “Sale and Purchase Agreement”), by and among Linde, Linde AG, a German Aktiengesellschaft (“Linde AG”), the Company, Ikaria Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Ikaria Acquisition”), and Ikaria, Linde is selling all of the membership interests in INO Therapeutics LLC, a Delaware limited liability company (“INO”), to Ikaria Acquisition in exchange for cash and shares of Series B Preferred Stock and Series C Preferred Stock (the “INO Acquisition”).

NOW THEREFORE, the parties hereto agree as follows:

SECTION 1.           Definitions.  As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

1.1.          “Accredited Investor” has the meaning ascribed to it in Rule 501(a) under the Securities Act.

1.2.          “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person (and for this purpose, the term “control” means the power to direct the management and policies of such Person (directly or indirectly), whether through ownership of voting securities, by contract or otherwise (and the terms “controlling” and “controlled” have meanings correlative to the foregoing)).

1.3.          “ARCH” has the meaning set forth in the preamble.

1.4.          “ARCH Director” has the meaning set forth in Section 9.1(b).

1.5.          “Balance of the Offered Stock” has the meaning set forth in Section 7.2(e).

1.6.          “Beneficially Own” or “Beneficially Owned” means beneficially own or beneficially owned, as applicable, as determined under Rule 13d-3 promulgated under the Exchange Act.

1.7.          “Black Point” has the meaning set forth in the preamble.

1.8.          “Board” means the board of directors of the Company as it may be composed from time to time in accordance with the terms hereof, the Certificate of Incorporation, the Company’s bylaws (as then in effect) and the DGCL.

1.9.          “Business Day” means any day other than a Saturday, Sunday, or any federal or State of New York or Washington holiday or day on which banks are required or authorized to close in New York, New York or Seattle, Washington, or, with respect to the matters set forth in Section 2, any day on which the SEC is required or authorized to close.  If any period expires on a day which is not a Business Day or any event or condition is required by the terms of this Agreement to occur or be fulfilled on a day which is not a Business Day, such period shall expire or such event or condition shall occur or be fulfilled, as the case may be, on the next succeeding Business Day.

1.10.        “Capital Stock” means the Common Stock and the Preferred Stock.

1.11.        “Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as it may be amended, restated, supplemented or modified from time to time.

1.12.        “Closing” means the date of closing of the Investors’ investment in the Company, which investment, in the case of Linde, is pursuant to the Sale and Purchase Agreement and, in the case of the other Investors, is pursuant to the Preferred Stock Purchase Agreement.

1.13.        “Common Stock” means any shares of common stock, par value $0.01 per share, of the Company, now or hereafter authorized to be issued, and any and all securities of any kind whatsoever of the Company or any successor thereof which may be issued on or after the date hereof in respect of, in exchange for, or upon conversion of shares of Common Stock pursuant to a merger, consolidation, stock split, reverse split, stock dividend, recapitalization of the Company or otherwise.

1.14.        “Common Stockholders Agreement” means the common stockholders agreement, dated February 22, 2007, by and among the Company and certain holders of common stock of Ikaria, as such agreement may be amended from time to time.

1.15.        “Company” means Ikaria Holdings, Inc., a Delaware corporation, and shall, to the extent this Agreement survives, include any successor thereto by merger, consolidation, acquisition of substantially all the assets thereof, or otherwise.

1.16.        “Contemplated Transactions” has the meaning set forth in Section 8.1(a).

1.17.        “Convertible Securities” means the Preferred Stock, any other securities by their terms convertible into, or exchangeable or exercisable for, Common Stock (directly or indirectly), and any other rights to acquire Common Stock.

1.18.        “Credit Agreement” means the Credit Agreement, dated as of the date hereof, by and among Ikaria Acquisition, the Company, the lenders party thereto and Credit Suisse, as the administrative agent and collateral agent.

1.19.        “Definitive Agreements” means this Agreement, the Merger Agreement, the Preferred Stock Purchase Agreement, the Sale and Purchase Agreement, the Certificate of Incorporation, and any other agreements listed on Schedule 1 hereto, in each case, as in effect on the date hereof.

1.20.        “Definitive Purchase Agreement” has the meaning set forth in Section 6.4(a).

1.21.        “Demand Exercise Notice” has the meaning set forth in Section 2.1(a).

1.22.        “Demand Registration” has the meaning set forth in Section 2.1(h).

1.23.        “Designated Directors” has the meaning set forth in Section 9.1(d).

1.24.        “DGCL” means the General Corporation Law of the State of Delaware.

1.25.        “Election Notice” has the meaning set forth in Section 5.3.

1.26.        “End Date” has the meaning set forth in Section 6.4(b).

1.27.        “Entity” means any general partnership, limited partnership, limited liability partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association, foreign trust, foreign business organization or any similar legal entity.

1.28.        “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.  Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such similar federal statute.

1.29.        “Expenses of Sale” means all expenses incurred by the Holders and their respective Affiliates in connection with any sale pursuant to Section 7.3 or transaction pursuant to Section 7.4 to the extent that such expenses are not paid or reimbursed by the Company.

1.30.        “Family Member” has the meaning set forth in Section 7.1(c)(i).

1.31.        “Form S-3” means a Form S-3 registration statement under the Securities Act, and any successor or similar form thereto.

1.32.        “Governmental Authority” means any nation or government, any supranational, foreign or domestic federal, state, county, municipal or other political instrumentality or subdivision thereof and any foreign or domestic Person or body exercising executive, legislative, judicial, regulatory, administrative or taxing functions of or pertaining to government, including any court.

1.33.        “Governmental Consent” means any consent, license, approval or authorization of, or registration, declaration or filing with, any Governmental Authority.

1.34.        “Holder” means any Series A Holder or Series B Holder.

1.35.        “Holder Demand” has the meaning set forth in Section 2.1(a).

1.36.        “IG Company” means any of the following six companies, their respective controlled Affiliates, or the successors of any such companies or Affiliates with respect to the business conducted by them as of November 30, 2006: (i) Air Liquide, (ii) Praxair, Inc., (iii) Air Products and Chemicals, Inc., (iv) Airgas, Inc., (v) Taiyo Nippon Sanso Corporation, and (vi) Messer Group GmbH.

1.37.        “IG Offer” has the meaning set forth in Section 6.1.

1.38.        “IG Offer Notice” has the meaning set forth in Section 6.2.

1.39.        “Ikaria Merger” has the meaning set forth in the recitals.

1.40.        “Indebtedness” means all obligations and indebtedness (i) for borrowed money (other than trade debt and other accrued current liabilities or obligations incurred in the ordinary course of business); (ii) evidenced by a note, bond, debenture or similar instrument; (iii) created or arising under any capital lease, conditional sale, earn out or other arrangement for the deferral of purchase price of any property; (iv) under letters of credit, banker’s acceptances or similar credit transactions; (v) for any other Person’s obligation or indebtedness of the same type as any of the foregoing, whether as obligor, guarantor or otherwise; (vi) for interest on any of the foregoing and (vii) for any premiums, prepayment or termination fees, expenses or breakage costs due upon prepayment of any of the foregoing.

1.41.        “indemnified party” means any Person seeking indemnification pursuant to Section 2.6.

1.42.        “indemnifying party” means any Person from whom indemnification is sought pursuant to Section 2.6.

1.43.        “Indemnitees” has the meaning set forth in Section 2.6(a).

1.44.        “Independent Directors” has the meaning set forth in Section 9.1(e).

1.45.        “Initiating Holders” means the party or parties delivering a Holder Demand as provided for under Section 2.1(a).

1.46.        “INO Acquisition” has the meaning set forth in the recitals.

1.47.        “Intended Method of Distribution” has the meaning set forth in Section 2.1(a).

1.48.        “Investors” has the meaning set forth in the preamble.

1.49.        “Issuance Notice” has the meaning set forth in Section 5.2.

1.50.        “Last Election Date” has the meaning set forth in Section 5.3.

1.51.        “Last Transfer Election Date” has the meaning set forth in Section 7.2(d).

1.52.        “Linde” has the meaning set forth in the preamble.

1.53.        “Linde AG” has the meaning set forth in the recitals.

1.54.        “Linde Director” has the meaning set forth in Section 9.1(d).

1.55.        “Linde Election Date” has the meaning set forth in the Section 6.3.

1.56.        “Linde Election Notice” has the meaning set forth in the Section 6.3.

1.57.        “Linde Sale” has the meaning set forth in Section 7.3(b).

1.58.        “Liquidation” has the meaning ascribed to it in Article VIII, Section 4(a), of the Certificate of Incorporation as in effect on the date hereof (and shall include any deemed Liquidation contemplated by the last sentence of such Section 4(a)).

1.59.        “Losses” has the meaning set forth in Section 2.6(a).

1.60.        “Majority Participating Holders” means, at any time, Participating Holders holding more than 50% of the Registrable Securities proposed to be included in any offering of Registrable Securities by such Participating Holders pursuant to Section 2.1 or Section 2.2.

1.61.        “Material Adverse Effect” on a Person means any material adverse change in, or material adverse effect on, the assets (including intangible assets), liabilities, business, prospects or condition, financial or otherwise, of such Person.

1.62.        “Merger Agreement” has the meaning set forth in the recitals.

1.63.        “NASD” means National Association of Securities Dealers, Inc.

1.64.        “Nasdaq” has the meaning set forth in Section 2.3(a)(x).

1.65.        “NMP Directors” has the meaning set forth in Section 9.1(a).

1.66.        “NMP Entities” has the meaning set forth in the preamble.

1.67.        “NMP Holder” means any of the NMP Entities and any Persons to whom any shares of Capital Stock were transferred by an NMP Holder in compliance with the terms hereof, other than in a public offering or in a sale pursuant to Rule 144 promulgated by the SEC under the Securities Act.

1.68.        “Observer” has the meaning set forth in Section 9.3.

1.69.        “Offered Percentage” means, as to any Series B Holder at any time of determination, the percentage obtained by dividing (a) the number of shares of Series B Preferred Stock Beneficially Owned by such Series B Holder at such time (including any Series B Preferred Stock of such Series B Holder that has been converted into Common Stock if such Common Stock is still Beneficially Owned by such Series B Holder or a Permitted Transferee) by (b) the aggregate number of shares of Series B Preferred Stock held by all Series B Holders at such time (including any Series B Preferred Stock of any Series B Holder that has been converted into Common Stock if such Common Stock is still Beneficially Owned by such Series B Holder or a Permitted Transferee); provided that, (A) for purposes of calculating Offered Percentages for Section 7.2, if the Offered Stock being sold by the Transferring Holder consists of Series B Preferred Stock, then the shares of Series B Preferred Stock owned by the Transferring Holder shall be excluded from the number of shares of Series B Preferred Stock referred to in clause (b); and (B) for purposes of calculating Offered Percentages for Section 7.3, if the Offered Stock being sold by the Transferring Holder consists of Series A Preferred Stock, then the number of shares of Series A Preferred Stock owned by the Transferring Holder shall be added to the number of shares of Series B Preferred Stock referred to in clause (b).

1.70.        “Offered Securities” has the meaning set forth in Section 5.1(a).

1.71.        “Offered Stock” has the meaning set forth in Section 7.2(a).

1.72.        “Original Holder” means any Person that is acquiring shares of Preferred Stock on the date hereof in the Contemplated Transactions and whose name is listed on Schedule 2 hereto under the caption “Original Series A Holder” or “Original Series B Holder”.

1.73.        “Outside Closing Date” has the meaning set forth in Section 6.4(a).

1.74.        “Participating Holder” means any Holder participating in any offering of Registrable Securities pursuant to Section 2.1 or Section 2.2.

1.75.        “Participating Holder Cap” has the meaning set forth in Section 2.4(a).

1.76.        “Partner Distribution” has the meaning set forth in Section 2.1(a).

1.77.        “Permitted Issuances” means (i) the granting of options to purchase shares of Common Stock pursuant to the Company’s 2007 Stock Option Plan (x) in exchange for options to purchase common stock of Ikaria pursuant to the Merger Agreement or (y) which grants have received the Requisite Approval or been approved by the Board (or a committee thereof), including the approval of at least one NMP Director, (ii) the granting of rights under any other equity incentive plan, provided the adoption of such plan has received the Requisite Approval and the grant of such rights has received the Requisite Approval or been approved by the Board (or a committee thereof), including the approval of at least one NMP Director, (iii) the issuance of any shares of Common Stock pursuant to a stock dividend or upon any stock split or other subdivision of shares of the Company’s capital stock, (iv) the issuance of any shares of Common Stock or Convertible Securities as consideration for the acquisition by the Company or any subsidiary of the Company of another business entity or interest therein (including, without limitation, a joint venture or strategic alliance) by merger, stock purchase, purchase of substantially all the assets or other business combination or investment, or (v) the issuance of any shares of Common Stock or Convertible Securities to directors, officers, employees or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their service as a consultant to or officer of the Company, which issuance, in the case of each of the foregoing clauses (iii) through (v), received the Requisite Approval, or (vi) the issuance of Common Stock upon the exercise or conversion of any Convertible Securities outstanding on the date hereof or where the issuance was a Permitted Issuance.

1.78.        “Permitted Transferee” has the meaning set forth in Section 7.1.

1.79.        “Person” means any individual, Entity, or Governmental Authority, and the heirs, executors, administrators, legal representatives, successors and assigns of the “Person” when the context so permits.

1.80.        “Postponement Period” has the meaning set forth in Section 2.1(j).

1.81.        “Pre-emptive Rights Percentage” means, as to any Series B Holder at any time of determination, the percentage obtained by dividing (a) the sum of (x) the number of shares of Series B Preferred Stock Beneficially Owned by such Series B Holder at such time and (y) the number of shares of Series A Preferred Stock Beneficially Owned by such Series B Holder at such time (including any Series B Preferred Stock and any Series A Preferred Stock of such Series B Holder that has been converted into Common Stock if such Common Stock is still Beneficially Owned by such Series B Holder or a Permitted Transferee) by (b) the aggregate number of shares of Series B Preferred Stock and Series A Preferred Stock held by all Series B Holders at such time (including any Series B Preferred Stock and any Series A Preferred Stock

of any Series B Holder that has been converted into Common Stock if such Common Stock is still Beneficially Owned by such Series B Holder or a Permitted Transferee).

1.82.        “Preferred Stock” means the Series A Preferred Stock and the Series B Preferred Stock or either of them.

1.83.        “Preferred Stock Purchase Agreement” has the meaning set forth in the recitals.

1.84.        “Purchase Notice” has the meaning set forth in Section 5.3.

1.85.        “Refused Securities” has the meaning set forth in Section 5.1(b).

1.86.        “Refused Stock” has the meaning set forth in Section 7.2(b).

1.87.        “Registrable Securities” means any shares of Common Stock issued upon conversion of any shares of Preferred Stock held by a Holder.  For purposes of this Agreement, a Person will be deemed to be a Holder of Registrable Securities whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities upon conversion, exercise or exchange of any Convertible Securities, whether or not such acquisition has actually been effected, and such Person shall not be required to convert, exercise or exchange such Convertible Security (or otherwise acquire such Registrable Security) to participate on any registered offering hereunder until the closing of such offering.  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) such securities shall have been sold to the public pursuant to Rule 144 under the Securities Act or (c) such securities shall have ceased to be outstanding.

1.88.        “Registration Expenses” means all fees and expenses incurred in connection with the Company’s performance of or compliance with Section 2, including, without limitation, (i) all registration, filing and applicable SEC fees, NASD fees, national securities exchange or inter-dealer quotation system fees, and fees and expenses of complying with state securities or blue sky laws (including, without limitation, fees and disbursements of counsel to the underwriters and the Participating Holders in connection with “blue sky” qualification of the Registrable Securities and determination of their eligibility for investment under the laws of the various jurisdictions), (ii) all printing (including, without limitation, printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and printing preliminary and final prospectuses), word processing, duplicating, telephone and facsimile expenses, and messenger and delivery expenses, (iii) all fees and disbursements of counsel for the Company and of its independent public accountants, including, without limitation, the expenses of “cold comfort” letters or any special audits required by, or incident to, such registration, (iv) all reasonable fees and expenses of one law firm or other counsel (separate from counsel to the Company) selected by the Majority Participating Holders, (v) all reasonable fees and expenses of one firm of accountants (separate from the Company’s accountants) selected by the Majority Participating Holders, (vi) all fees and expenses of any special experts or other Persons retained by the Company in connection with any registration, (vii) Securities

Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practices, (viii) all applicable rating agency fees with respect to the Registrable Securities, (ix) all fees and expenses of a Qualified Independent Underwriter (as such term is defined in Schedule E to the By-Laws of the NASD) and its counsel, (x) all fees and disbursements of the underwriters (other than underwriting discounts and commissions), and (xi) all expenses incurred in connection with promotional efforts or “roadshows”; provided, however, that Registration Expenses shall exclude, and the Participating Holders shall (severally, in respect of the securities sold by such Participating Holder in connection with such registration) pay, all underwriting discounts and commissions in respect of the Registrable Securities being registered for such Participating Holders.

1.89.        “Requisite Approval” means the approval of the Board and, if required by one or more of Sections 4.1, 4.2, 4.3, 4.4 and 4.5, the approval or approvals set forth in the applicable Section or Sections.

1.90.        “Restricted Period” has the meaning set forth in Section 2.7(b).

1.91.        “Sale and Purchase Agreement” has the meaning set forth in the recitals.

1.92.        “Sale Election Notice” has the meaning set forth in Section 7.3(a).

1.93.        “Sale Notice” has the meaning set forth in Section 7.3(a).

1.94.        “Sale Obligations” means any liabilities and obligations (including, without limitation, liabilities and obligations for indemnification, amounts paid into escrow and post-closing adjustments) incurred by the Holders and their Affiliates in connection with any sale pursuant to Section 7.3 or transaction pursuant to Section 7.4; provided that the Sale Obligations of any Holder shall not exceed the amount of consideration (net of expenses) received by such Holder in any such sale or transaction.

1.95.        “SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

1.96.        “Section 2.1 Sale Amount” has the meaning set forth in Section 2.1(i).

1.97.        “Section 2.2 Sale Amount” has the meaning set forth in Section 2.2(c).

1.98.        “Section 4 Termination Date” means the earliest date on which (i) the aggregate amount of Series B Preferred Stock then Beneficially Owned by the NMP Holders (including any Series B Preferred Stock of any of the NMP Holders that has been converted into Common Stock if the Common Stock is still Beneficially Owned by an NMP Holder) constitutes less than 50% of the aggregate amount of Series B Preferred Stock Beneficially Owned by the NMP Holders immediately following the Closing or (ii) the aggregate amount of Capital Stock then Beneficially Owned by the NMP Holders constitutes less than 20% of the outstanding Capital Stock.

1.99.        “Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.  References to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar federal statute.

1.100.      “Selected Courts” has the meaning set forth in Section 10.4(b).

1.101.      “Seller” has the meaning set forth in Section 6.4(a).

1.102.      “Series A Holder” means any Person that is acquiring Series A Preferred Stock on the date hereof in the Contemplated Transactions and who has executed this Agreement (and whose name is listed on Schedule 2 hereto under the caption “Series A Holder”), any Permitted Transferee of such Person that acquires Series A Preferred Stock on or after the date hereof, and any other Person that acquires Series A Preferred Stock after the date hereof and that has executed a written agreement (which may be in the form of a counterpart to this Agreement) satisfactory to the Company agreeing to be bound by this Agreement as a Series A Holder.

1.103.      “Series A Preferred Stock” means any shares of the Series A Convertible Preferred Stock, $0.01 par value per share, of the Company.

1.104.      “Series B Holder” means any Person that is acquiring Series B Preferred Stock on the date hereof in the Contemplated Transactions (and whose name is listed on Schedule 2 hereto under the caption “Series B Holder”), any Permitted Transferee of such Person that acquires Series B Preferred Stock on or after the date hereof, and any other Person that acquires Series B Preferred Stock after the date hereof and that has executed a written agreement (which may be in the form of a counterpart to this Agreement) satisfactory to the Company agreeing to be bound by this Agreement as a Series B Holder.

1.105.      “Series B Preferred Stock” means any shares of the Series B Convertible Preferred Stock, $0.01 par value per share, of the Company.

1.106.      “Series C Holder” means any holder of Series C Preferred Stock.

1.107.      “Series C Preferred Stock” means any shares of the Series C Non- Convertible Preferred Stock, $0.01 par value per share, of the Company.

1.108.      “Third Party” means, with respect to any Holder that is an Entity, any Person other than an Affiliate of such Holder, and, with respect to any Holder that is an individual, any Person other than a Family Member, or an Affiliate of a Family Member, of such Holder.

1.109.      “Third Party Portion of the Offered Stock” has the meaning set forth in Section 7.2(e).

1.110.      “Transfer” has the meaning set forth in Section 7.1.

1.111.      “Transfer Election Notice” has the meaning set forth in Section 7.2(d).

1.112.      “Transfer Notice” has the meaning set forth in Section 7.2(c).

1.113.      “Transfer Purchase Notice” has the meaning set forth in Section 7.2(d).

1.114.      “Transferring Holder” has the meaning set forth in Section 7.2(a).

1.115.      “2007 Stock Option Plan” means the Company’s 2007 Stock Option Plan, as in effect on the date hereof, and as it may be amended, from time to time, with the Requisite Approval.

1.116.      “Venrock” has the meaning set forth in the preamble.

1.117.      “Venrock Director” has the meaning set forth in Section 9.1(c).

1.118.      “WKSI” has the meaning set forth in Section 2.3(d).

SECTION 2.           Registration Under Securities Act.

2.1.          Registration on Demand.

(a)           Demand.  At any time (subject to the provisions of Section 4 in the case of an initial public offering) or from time to time, the Series B Holders holding a majority of the Series B Preferred Stock (including any Series B Preferred Stock of any Series B Holder that has been converted into Common Stock if such Common Stock is still Beneficially Owned by such Series B Holder or a Permitted Transferee), or, at any time or from time to time after an initial public offering, the Series A Holders holding a majority of the Series A Preferred Stock (including any Series A Preferred Stock of any Series A Holder that has been converted into Common Stock if such Common Stock is still Beneficially Owned by such Series A Holder or a Permitted Transferee), may require the Company to effect the registration under the Securities Act of all or part of their Registrable Securities, by delivering a written request (a “Holder Demand”) therefor to the Company specifying the number of shares of Registrable Securities to be registered and the intended method of distribution thereof.  As promptly as practicable, but no later than 10 Business Days after receipt of a Holder Demand, the Company shall give written notice (the “Demand Exercise Notice”) of the Holder Demand to all Holders.  Each non-Initiating Holder shall have the option, within 20 Business Days after the receipt of the Demand Exercise Notice (or within 15 Business Days if, at the request of the Initiating Holders, the Company states in such written notice or gives telephonic notice to each Holder, with written confirmation to follow promptly thereafter, that (i) such registration will be on Form S-3 and (ii) such shorter period of time is required because of a planned filing date) to request, in writing, that the Company include in such registration any Registrable Securities held by such non-Initiating Holder (which request shall specify the maximum number of Registrable Securities desired to be disposed of by such non-Initiating Holder).  The Company shall as expeditiously as possible (but in any event within 80 Business Days of receipt of a Holder Demand), use its best efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by the Initiating Holders and by any other Holders in a written response to a Demand Exercise Notice.  The Company shall (i) use its best efforts to effect the registration of Registrable Securities for distribution in accordance with the intended method of distribution set forth in a written request delivered by the Majority Participating Holders (the “Intended Method of Distribution”), which may include, at the option of such Majority Participating Holders, a distribution of Registrable Securities to, and resale of such

Registrable Securities by, the partners of such Holder or Holders (a “Partner Distribution”), and (ii) if requested by the Majority Participating Holders, obtain acceleration of the effective date of the registration statement relating to such registration.

(b)           Registration Statement Form.  Registrations under this Section 2.1 shall be on such appropriate form of the SEC (i) as shall be selected by the Majority Participating Holders and as shall be reasonably acceptable to the Company and (ii) as shall permit the disposition of such Registrable Securities in accordance with the Intended Method of Distribution, including, without limitation, a continuous or delayed basis offering pursuant to Rule 415 under the Securities Act.  The Company agrees to include in any such registration statement all information which, in the opinion of counsel to the Participating Holders and counsel to the Company, is necessary or desirable to be included therein.

(c)           Partner Distributions.  If the Intended Method of Distribution includes a Partner Distribution, then the Company shall, at the request of any Participating Holder seeking to effect a Partner Distribution, file any prospectus supplement or post-effective amendments and shall otherwise take any action necessary to include such language, if such language was not included in the initial registration statement, or revise such language if deemed necessary by such Participating Holder, to effect such Partner Distribution.

(d)           Expenses.  The Company shall pay, and shall be responsible for, all Registration Expenses in connection with any registration requested pursuant to this Section 2.1.  Notwithstanding the foregoing, the provisions of this Section 2.1(d) shall be deemed amended to the extent necessary to cause these expense provisions to comply with “blue sky” laws of each state or the securities laws of any other jurisdiction in the United States and its territories in which the offering is made.

(e)           Effective Registration Statement.  A registration requested pursuant to this Section 2.1 shall not be deemed a Demand Registration (including, without limitation, for purposes of Section 2.1(h)) unless a registration statement with respect thereto has become effective and has been kept continuously effective for a period of at least 180 days (or such shorter period which shall terminate when all the Registrable Securities covered by such registration statement have been sold pursuant thereto) or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriter or underwriters a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer.  Should a Demand Registration not become effective due to the failure of an Initiating Holder to perform its obligations under this Agreement, or in the event the Initiating Holders withdraw or do not pursue the request for the Demand Registration as provided for in Section 2.1(g) (in each of the foregoing cases, provided that at such time the Company is in compliance in all material respects with its obligations under this Agreement), then such Demand Registration shall be deemed to have been effected (including, without limitation, for purposes of Section 2.1(h)); provided, that, if (i) the Demand Registration does not become effective or is withdrawn because a material adverse change has occurred, or is reasonably likely to occur, in the condition (financial or otherwise), prospects, business, assets or results of operations of the Company or any of its material subsidiaries subsequent to the date of the delivery of the Demand Exercise Notice, (ii) after the Demand Registration has become effective, such registration is interfered with by any stop order, injunction, or other order or requirement of the SEC or other governmental agency or court, (iii) the Demand Registration is withdrawn at the request of the Majority Participating Holders due to the advice of the managing underwriter(s) that the Registrable Securities covered by the registration statement could not be sold in such offering within a price range acceptable to the Majority Participating Holders, (iv) the Demand Registration is withdrawn for any reason at any time during a Postponement Period or within ten days thereafter, or (v) the Participating Holders reimburse the Company for any and all Registration Expenses incurred by the Company in connection with such request for a Demand Registration that was withdrawn or not pursued, then the Demand Registration shall not be deemed to have been effected and will not count as a Demand Registration.

(f)            Selection of Underwriters.  The underwriters of each underwritten offering of the Registrable Securities pursuant to this Section 2.1 shall be selected by the Majority Participating Holders, provided that such underwriters shall be reasonably acceptable to the Company.

(g)           Right to Withdraw.  Any Participating Holder shall have the right to withdraw its request for inclusion of Registrable Securities in any registration statement pursuant to this Section 2.1 at any time prior to the effective date of such registration statement by giving written notice to the Company of its request to withdraw.  Upon receipt of notices from the Majority Participating Holders to such effect, the Company shall cease all efforts to obtain effectiveness of the applicable registration statement, and whether the Initiating Holders’ request for registration pursuant to this Section 2.1 shall be counted as a Demand Registration for purposes of Section 2.1(h) shall be determined in accordance with Section 2.1(e).

(h)           Limitations on Registration on Demand.  The Company shall be required to effect eight registrations in the aggregate pursuant to this Section 2.1, of which (i) the Series B Holders holding a majority of the Series B Preferred Stock (including any Series B Preferred Stock of any Series B Holder that has been converted into Common Stock if such Common Stock is still Beneficially Owned by such Series B Holder or a Permitted Transferee), determined at the time the particular demand for registration is made, shall be entitled to require the Company to effect one registration for the initial public offering of Common Stock (subject to the provisions of Section 4), (ii) after an initial public offering of Common Stock, the Series B Holders holding a majority of the Series B Preferred Stock (including any Series B Preferred Stock of any Series B Holder that has been converted into Common Stock if such Common Stock is still Beneficially Owned by such Series B Holder or a Permitted Transferee), determined at the time the particular demand for registration is made, shall be entitled to require the Company to effect five registrations in the aggregate, and (iii) after an initial public offering of Common Stock, the Series A Holders holding a majority of the Series A Preferred Stock (including any Series A Preferred Stock of any Series A Holder that has been converted into Common Stock if such Common Stock is still Beneficially Owned by such Series A Holder or a Permitted Transferee), determined at the time the particular demand for registration is made, shall be entitled to require the Company to effect two registrations in the aggregate (each registration pursuant to clause (i), (ii) or (iii), a “Demand Registration”); provided, however, that the Company shall not be required to effect a Demand Registration until at least 90 days after the effective date of any other registration statement filed by the Company pursuant to a previous Demand Registration.  The aggregate offering value of the shares to be registered pursuant to any

Demand Registration shall be at least $25 million (determined as of the date the demand is made), unless the registration is of the balance of the Registrable Securities held by the Series B Holders or the Series A Holders, in which case the aggregate offering value of the shares to be registered shall be at least $5 million for a registration on Form S-1 or $1 million for a registration on Form S-3.  If a Holder Demand is made with respect to shares of Series A Preferred Stock or Series B Preferred Stock, as applicable, but, by reason of the cut-back provisions of Section 2.1(i) no shares of such series of Preferred Stock are included in the registration, then such registration shall not count as a Demand Registration for purposes of clause (ii) or clause (iii), as applicable, of this Section 2.1(h).

(i)            Priority in Registrations on Demand.  Whenever the Company effects a registration pursuant to this Section 2.1 in connection with an underwritten offering by Holders, no securities other than Registrable Securities and securities being sold by the Company for its own account, shall be included among the securities covered by such registration unless the Majority Participating Holders consent in writing to the inclusion therein of such other securities, which consent may be withheld or may be made subject to terms and conditions determined by the Majority Participating Holders, all in their sole discretion.  If any registration pursuant to this Section 2.1 involves an underwritten offering and the managing underwriter(s) of such offering shall inform the Company in writing of its belief that the number of Registrable Securities requested to be included in such offering pursuant to this Section 2.1, either alone or when added to the number of any other securities to be included in such offering, would materially adversely affect such offering, then the Company shall include in such offering, to the extent of the number and type which the Company is so advised can be sold in (or during the time of) such offering without so materially adversely affecting such offering (the “Section 2.1 Sale Amount”), (i) the securities proposed by the Company to be sold for its own account; (ii) thereafter, to the extent the Section 2.1 Sale Amount is not exceeded, the Registrable Securities issued or issuable upon conversion of the Series B Preferred Stock and requested by the Series B Holders that are Participating Holders (provided that if all of such Registrable Securities requested by such Series B Holders may not be included, such Series B Holders shall be entitled to participate on a pro rata basis based on the aggregate number of shares of such Registrable Securities requested by such Series B Holders to be registered); (iii) thereafter, to the extent the Section 2.1 Sale Amount is not exceeded, the Registrable Securities issued or issuable upon conversion of the Series A Preferred Stock and requested by the Series A Holders that are Participating Holders (provided that if all of such Registrable Securities requested by such Series A Holders may not be included, such Series A Holders shall be entitled to participate on a pro rata basis based on the aggregate number of shares of such Registrable Securities requested by such Series A Holders to be registered); and (iv) thereafter, to the extent the Section 2.1 Sale Amount is not exceeded, any other securities of the Company requested to be included by Company stockholders holding other such registration rights.

(j)            Postponement.  The Company shall be entitled once in any twelve-month period to postpone for a reasonable period of time (but not exceeding 90 days) (the “Postponement Period”) the filing of any registration statement required to be prepared and filed by it pursuant to this Section 2.1, if the Company determines, in its reasonable judgment upon advice of counsel, as authorized by a resolution of its Board, that such registration and offering would require premature disclosure of any material financing, material corporate reorganization or other material transaction involving the Company, and promptly gives the Participating

Holders written notice of such determination, containing a specific statement of the reasons for such postponement and an approximation of the anticipated delay.

2.2.          Incidental Registration.

(a)           Right to Include Registrable Securities.  If the Company at any time proposes to register any of its equity securities under the Securities Act by registration on Form S-1, S-2 or S-3, or any successor or similar form(s) (except registrations (i) pursuant to Section 2.1, (ii) solely for registration of equity securities in connection with an employee benefit plan or dividend reinvestment plan on Form S-8 or any successor form thereto or (iii) in connection with any acquisition, merger or other business combination transaction on Form S-4 or any successor form thereto), whether or not for sale for the Company’s own account, the Company will, each such time, give prompt written notice (but in no event less than 30 days prior to the initial filing of a registration statement with respect thereto) to each of the Holders of its intention to do so and such notice shall offer the Holders the opportunity to register under such registration statement up to such number of Registrable Securities as each such Holder may request in writing.  Upon the written request of any of the Holders (which request shall specify the maximum number of Registrable Securities desired to be disposed of by such Holder), made as promptly as practicable and, in any event, within 20 Business Days after the receipt of any such notice (or within 15 Business Days if the Company states in such written notice or gives telephonic notice to each Holder, with written confirmation to follow promptly thereafter, that (i) such registration will be on Form S-3 and (ii) such shorter period of time is required because of a planned filing date), the Company shall include in such registration under the Securities Act all Registrable Securities which the Company has been so requested to register by each Holder (subject to the provisions of Section 2.2(c)); provided, however, that if, at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register, or to delay registration of, such equity securities, the Company shall give written notice of such determination and its reasons therefor to the Holders and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith as provided for in Section 2.2(d)), without prejudice, however, to the rights of the Holders to request that such registration be effected as a registration under Section 2.1 and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other equity securities.  No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect any registration upon request under Section 2.1.

(b)           Right to Withdraw; Option to Participate in Shelf Takedowns.  Any Holder shall have the right to withdraw its request for inclusion of Registrable Securities in any registration statement pursuant to this Section 2.2 at any time prior to the effective date of such registration statement by giving written notice to the Company of its request to withdraw.  In the event that the Holder has requested inclusion of Registrable Securities in a shelf registration, the Holder shall have the right, but not the obligation, to participate in any offering of the Company’s equity securities under such shelf registration.

(c)           Priority in Incidental Registrations.  If any registration pursuant to this Section 2.2 involves an underwritten offering and the managing underwriter(s) of such offering shall inform the Company in writing of its belief that the number of Registrable Securities requested to be included in such offering, when added to the number of other equity securities to be offered in such offering, would materially adversely affect such offering, then the Company shall include in such offering, to the extent of the number and type which the Company is so advised can be sold in (or during the time of) such offering without so materially adversely affecting such offering (the “Section 2.2 Sale Amount”), (i) all of the securities proposed by the Company to be sold for its own account; (ii) thereafter, to the extent the Section 2.2 Sale Amount is not exceeded, the Registrable Securities issued or issuable upon conversion of the Series B Preferred Stock and requested by the Series B Holders that are Participating Holders (provided that if all of such Registrable Securities requested by such Series B Holders may not be included, such Series B Holders shall be entitled to participate on a pro rata basis based on the aggregate number of shares of such Registrable Securities requested by such Series B Holders to be registered); (iii) thereafter, to the extent the Section 2.2 Sale Amount is not exceeded, the Registrable Securities issued or issuable upon conversion of the Series A Preferred Stock and requested by the Series A Holders that are Participating Holders (provided that if all of such Registrable Securities requested by such Series A Holders may not be included, such Series A Holders shall be entitled to participate on a pro rata basis based on the aggregate number of shares of such Registrable Securities requested by such Series A Holders to be registered); and (iv) thereafter, to the extent the Section 2.2 Sale Amount is not exceeded, any other securities of the Company requested to be included by Company stockholders holding other such registration rights.

(d)           Expenses.  The Company shall pay, and shall be responsible for, all Registration Expenses in connection with any registration requested pursuant to this Section 2.2.  Notwithstanding the foregoing, the provisions of this Section 2.2(d) shall be deemed amended to the extent necessary to cause these expense provisions to comply with “blue sky” laws of each state or the securities laws of any other jurisdiction in the United States and its territories in which the offering is made.

(e)           Selection of Underwriters.  The underwriters of each underwritten offering of the Registrable Securities pursuant to this Section 2.2 shall be selected by the Majority Participating Holders, provided that such underwriters shall be reasonably acceptable to the Company.

(f)            Plan of Distribution; Partner Distributions.  Any participation by Holders in a registration by the Company shall be in accordance with the Company’s plan of distribution, but shall include, upon the written request of such Holder or Holders, a Partner Distribution.  Notwithstanding anything contained herein to the contrary, the Company shall, at the request of any Holder seeking to effect a Partner Distribution, file any prospectus supplement or post-effective amendments and otherwise take any action necessary to include such language, if such language was not included in the initial registration statement, or revise such language if deemed reasonably necessary by such Holder to effect such Partner Distribution.

2.3.          Registration Procedures.

(a)           If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act pursuant to either Section 2.1 or Section 2.2, the Company shall as expeditiously as possible:

(i)            prepare and file with the SEC as soon as practicable (and in the case of a demand pursuant to Section 2.1, within 45 days after receipt by the Company of a Demand Exercise Notice, unless the Majority Participating Holders and the Company agree to a different date) a registration statement on an appropriate registration form of the SEC for the disposition of such Registrable Securities in accordance with the Intended Method of Distribution (including, without limitation, a Partner Distribution) which registration statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and thereafter use its best efforts to cause such registration statement to become and remain effective (A) with respect to an underwritten offering, for a period of at least 180 days (or such shorter or longer period which shall terminate when all the Registrable Securities covered by such registration statement have been sold pursuant thereto) or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriter or underwriters a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer, and (B) with respect to a shelf registration, until the later of (1) the sale of all Registrable Securities thereunder and (2) the earlier of the 10th anniversary of the date of this Agreement and the third anniversary of the effective date of such shelf registration;

(ii)           prepare and file with the SEC any amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the Intended Method of Distribution by the Participating Holders set forth in such registration statement for such period as provided for in Section 2.3(a)(i) above;

(iii)          furnish, without charge, to each Participating Holder and each underwriter such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including, without limitation, all exhibits), such number of copies of the prospectus contained in such registration statement (including, without limitation, each preliminary prospectus and summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as the Majority Participating Holders and such underwriters may reasonably request (it being understood that the Company consents to the use of such prospectus or any amendment or supplement thereto by each Participating Holder and the underwriters in connection with the offering and sale of the Registrable Securities covered by such prospectus or any amendment or supplement thereto);

(iv)          use its best efforts (A) to register or qualify all Registrable Securities and other securities covered by such registration statement under such state securities or blue sky laws where an exemption is not available and as the Majority Participating Holders or any managing underwriter shall request, (B) to keep such registration or qualification in effect for so long as such registration statement remains in effect, and (C) to take any and all other actions which may be necessary or advisable to enable the Participating Holders or underwriters to consummate the disposition in such jurisdictions of the securities to be sold by the Participating Holders or underwriters, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this Section 2.3(a)(iv), be obligated to be so qualified;

(v)           use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the Participating Holders to consummate the disposition of such Registrable Securities;

(vi)          use its best efforts to furnish to each Participating Holder and each underwriter a signed counterpart of (A) an opinion of counsel for the Company and (B) a “comfort” letter signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such registration statement, in each case, addressed to each Participating Holder and each underwriter covering matters with respect to such registration statement (and the prospectus included therein) as such Majority Participating Holders and managing underwriter(s) shall request;

(vii)         promptly notify each Participating Holder and each managing underwriter (A) when such registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to such registration statement has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective; (B) of the receipt by the Company of any comments from the SEC or receipt of any request by the SEC for additional information with respect to any registration statement or the prospectus related thereto or any request by the SEC for amending or supplementing the registration statement and the prospectus used in connection therewith; (C) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose; (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; and (E) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and in the case of this clause (E), promptly prepare and furnish, at the Company’s expense, to each Participating Holder and each managing underwriter a number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and (F) at any time when the representations and warranties of the Company contemplated by Section 2.4(a) or (b) cease to be true and correct;

(viii)        otherwise comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as practicable (and in any event within 16 months after the effective date of the registration statement), an earnings statement covering the period of at least 12 consecutive months beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(ix)           provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

(x)            (A) use its best efforts to cause all Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (B) if no similar securities are then so listed, use its best efforts to (1) cause all such Registrable Securities to be listed on a national securities exchange or (2) secure designation of all such Registrable Securities as a National Association of Securities Dealers, Inc. Automated Quotation System (“Nasdaq”) “national market system security” within the meaning of Rule 11Aa2-1 of the SEC or (3) failing that, to secure Nasdaq authorization for such shares and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such shares with the NASD;

(xi)           deliver promptly to counsel to the Participating Holders and each underwriter, if any, participating in the offering of the Registrable Securities, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to such registration statement;

(xii)          use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement;

(xiii)         provide a CUSIP number for all Registrable Securities, no later than the effective date of the registration statement, and provide the applicable transfer agents with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

(xiv)        cause its officers and employees to participate in, and to otherwise facilitate and cooperate with, the preparation of the registration statement and prospectus and any amendments or supplements thereto (including, without limitation, participating in meetings, drafting sessions, due diligence sessions and the marketing of the Registrable Securities covered by the registration statement (including, without limitation, participation in “road shows”)) taking into account the Company’s business needs;

(xv)         enter into and perform its obligations under such customary agreements (including, without limitation, if applicable, an underwriting agreement as provided for in Section 2.4) and take such other actions as the Majority Participating Holders or managing underwriter(s) shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(xvi)        promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter(s) or Majority Participating Holders reasonably request to be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(xvii)       cooperate with each Participating Holder and each underwriter, and their respective counsel, in connection with any filings required to be made with the NASD, the New York Stock Exchange, or any other securities exchange on which such Registrable Securities are traded or will be traded;

(xviii)      promptly prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus contained therein (after the initial filing of such registration statement) provide copies of such document to counsel for the Participating Holders and to each managing underwriter, and make the Company’s representatives available for discussion of such document and make such changes in such document concerning the Participating Holders prior to the filing thereof as counsel for such Participating Holders or underwriters may reasonably request;

(xix)         furnish to each Participating Holder and each managing underwriter(s), without charge, at least one signed copy of the registration statement and any post-effective amendments thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference and all exhibits (including, without limitation, those incorporated by reference);

(xx)          cooperate with the Participating Holders and the managing underwriter(s) to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the Participating Holders at least five Business Days prior to any sale of Registrable Securities and instruct any transfer agent or registrar of Registrable Securities to release any stop transfer orders in respect thereof;

(xxi)         to the extent required by the rules and regulations of the NASD, retain a Qualified Independent Underwriter, which shall be reasonably acceptable to the Majority Participating Holders; and

(xxii)        take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, however, that to the extent that any prohibition is applicable to the Company, the Company will take such action as is necessary to make any such prohibition inapplicable.

(b)           Each Participating Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.3(a)(vii)(C) or (E), each Participating Holder will, to the extent appropriate, discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until, in the case of Section 2.3(a)(vii)(C), its receipt of notice from the Company that such stop order or suspension of effectiveness is no longer in effect, and in the case of Section 2.3(a)(vii)(E), its receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.3(a)(vii)(E) and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in its possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.  If the disposition by a Participating Holder of its securities is discontinued pursuant to the foregoing sentence, the Company shall extend the period of effectiveness of the registration statement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Participating Holder shall have received (in the case of Section 2.3(a)(vii)(C)) notice that such stop order or suspension of effectiveness is no longer in effect, or (in the case of Section 2.3(a)(vii)(E)) copies of the supplemented or amended prospectus contemplated by Section 2.3(a)(vii)(E); and, if the Company shall not so extend such period, the Participating Holder’s request pursuant to which such registration statement was filed shall not be counted for purposes of the requests for registration to which the Participating Holder is entitled pursuant to Section 2.1.  If for any other reason the effectiveness of any registration statement filed pursuant to Section 2.1 or Section 2.2 is suspended or interrupted prior to the expiration of the time period regarding the maintenance of the effectiveness of such registration statement required by Section 2.3(a)(i) so that Registrable Securities may not be sold pursuant thereto, the applicable time period shall be extended by the number of days equal to the number of days during the period beginning with the date of such suspension or interruption to and ending with the date when the sale of Registrable Securities pursuant to such registration statement may be resumed.

(c)           If any such registration statement or comparable statement under “blue sky” laws refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state “blue sky” or securities law then in force, the deletion of the reference to such Holder.

(d)           To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any Holder Demand is submitted to the Company, and such Holder Demand requests that the Company file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) on Form

S-3, the Company shall file an automatic shelf registration statement which covers those Registrable Securities which are requested to be registered.  The Company shall use its best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such automatic shelf registration statement is required to remain effective.  If the Company does not pay the filing fee covering the Registrable Securities at the time the automatic shelf registration statement is filed, the Company agrees to pay such fee at such time or times as the Registrable Securities are to be sold.  If the automatic shelf registration statement has been outstanding for at least three years, at the end of the third year the Company shall refile a new automatic shelf registration statement covering the Registrable Securities.  If at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its best efforts to refile the shelf registration statement on Form S-3 and, if such form is not available, Form S-1, and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

2.4.          Underwritten Offerings.

(a)           Demanded Underwritten Offerings.  If requested by the underwriters for any underwritten offering by the Participating Holders pursuant to a registration requested under Section 2.1, the Company shall enter into a customary underwriting agreement with the managing underwriter(s) selected by the Majority Participating Holders (in accordance with Section 2.1(f)).  Such underwriting agreement shall be reasonably satisfactory in form and substance to the Majority Participating Holders and the Company and shall contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, customary provisions relating to indemnification and contribution which are no less favorable to the recipient than those provided in Section 2.6.  Each Participating Holder shall be a party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of each Participating Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of each Participating Holder.  No Participating Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Participating Holder, its ownership of and title to the Registrable Securities, and its intended method of distribution; and any liability of any Participating Holder to any underwriter or other Person under such underwriting agreement shall be limited to liability arising from breach of its representations and warranties and shall be limited to an amount equal to the proceeds (net of expenses and underwriting discounts and commissions) that it derives from such registration (its “Participating Holder Cap”), except in the case of willful fraud by such Participating Holder.

(b)           Incidental Underwritten Offerings.  In the case of a registration pursuant to Section 2.2, if the Company shall have determined to enter into an underwriting agreement in connection therewith, all of the Registrable Securities to be included in such registration shall be subject to such underwriting agreements.  The Participating Holders may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Participating Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Participating Holders.  None of the Participating Holders shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Participating Holder, its ownership of and title to the Registrable Securities and its intended method of distribution; and any liability of any Participating Holder to any underwriter or other Person under such underwriting agreement shall be limited to liability arising from breach of its representations and warranties and shall be limited to its Participating Holder Cap, except in the case of willful fraud by such Participating Holder.

(c)           Participation in Underwritten Registrations.  In the case of an underwritten registration pursuant to Section 2.1 or Section 2.2, the Company may, by written notice from time to time, require the Participating Holders (i) to furnish the Company such information regarding such Participating Holders and the distribution of the Registrable Securities reasonably required to enable the Company to comply with the requirements of applicable laws or regulations in connection with such registration and (ii) to complete and execute all customary questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.  The Company shall not be obligated to effect the registration of any Registrable Securities of a particular Participating Holder unless such information and documents regarding such Participating Holder and the distribution of such Participating Holder’s Registrable Securities is provided to the Company.

2.5.          Preparation; Reasonable Investigation.  In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Participating Holders, the managing underwriter(s), and their respective counsel, accountants and other representatives and agents the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto or comparable statements under securities or blue sky laws of any jurisdiction, and give each of the foregoing parties access to its books and records, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and such opportunities to discuss the business of the Company and its subsidiaries with their respective directors, officers and employees and the independent public accountants who have certified the Company and its subsidiaries’ financial statements, and supply all other information and respond to all inquiries requested by such Participating Holders, managing underwriter(s), or their respective counsel, accountants or other representatives or agents in connection with such registration statement, as shall be necessary or appropriate, in the opinion of counsel to such Participating Holder or managing underwriter(s), to conduct a reasonable investigation within the meaning of the Securities Act, and the Company shall not file any registration statement or amendment thereto or any prospectus or supplement thereto to which the Majority Participating Holders or the managing underwriter(s) shall object.

2.6.          Indemnification.

(a)           Indemnification by the Company.  The Company agrees that in the event of any registration of any Registrable Securities under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, (i) each of the Holders and their Affiliates, (ii) each of the Holders’ and their Affiliates’ respective Affiliates, officers, directors, successors, assigns, members, partners, stockholders, employees, advisors, representatives, and agents, (iii) each other Person who participates as an underwriter or Qualified Independent Underwriter in the offering or sale of such securities, (iv) each Person who controls (within the meaning of the Securities Act or the Exchange Act) any of the Persons listed in clauses (i), (ii), (iii) or (iv), and (v) any representative (legal or otherwise) of any of the Persons listed in clauses (i), (ii), (iii) or (iv) (collectively, the “Indemnitees”), from and against any losses, penalties, fines, liens, judgments, suits, claims, damages, costs and expenses (including, without limitation, expenses of enforcement of this Section 2.6(a) or 2.6(f), all attorney’s fees and any amounts paid in any settlement effected in compliance with Section 2.6(e)) or liabilities, joint or several (or actions or proceedings, whether commenced or threatened, in respect thereof, and whether or not such Indemnitee is a party thereto) (“Losses”), to which such Indemnitee has become or may become subject under the Securities Act or otherwise, insofar as such Losses arise out of, relate to or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, or any preliminary prospectus, final prospectus or summary prospectus contained therein, any amendment or supplement thereto, or any documents incorporated by reference therein, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the underwriting agreement contemplated by Section 2.4 (if applicable) or any federal, state or common law rule or regulation applicable to the Company and relating to action required of, or inaction by, the Company in connection with any such registration, and the Company shall reimburse such Indemnitee for any legal or any other fees or expenses incurred by it in connection with investigating or defending any such Loss; provided that the Company shall not be liable to an Indemnitee to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, or document incorporated by reference, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Indemnitee specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.

(b)           Indemnification by Participating Holders.  As a condition to including any Registrable Securities in any registration statement, the Company shall have received an undertaking reasonably satisfactory to it from each Participating Holder so including any Registrable Securities to, severally and not jointly, indemnify and hold harmless, to the fullest extent permitted by law, (i) the Company, each director and officer of the Company, and each other Person, if any, who controls the Company (within the meaning of the Securities Act or Exchange Act) and (ii) any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act or the Exchange Act), from and against any Losses to which such indemnified parties have become or may become subject under the Securities Act or otherwise, insofar as such Losses arise out of, relate to or are based upon any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, but only to the extent such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished by such Participating Holder to the Company specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, and such Participating Holder shall reimburse such indemnified party for any reasonable legal or any other fees or expenses reasonably incurred by them in connection with investigating or defending any such Loss; provided, however, that no Participating Holder shall have any liability under clause (ii) above to an underwriter or its officers, directors or controlling Persons if the written information furnished by such Participating Holder was corrected, such corrected information was included in a subsequent prospectus which was timely delivered to such underwriter, and such underwriter failed to deliver such corrected prospectus to the purchaser of the Registrable Securities.  Each Participating Holder shall also indemnify and hold harmless all other prospective sellers and Participating Holders, their respective Affiliates, officers, directors, successors, assigns, members, partners, stockholders, employees, advisors, representatives, and agents, and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any such seller or Participating Holder to the same extent as provided above with respect to indemnification of the Company and underwriters.  Notwithstanding the foregoing, the aggregate liability of a Participating Holder under this Section 2.6(b) shall be limited to its Participating Holder Cap in respect of the offering giving rise to such liability, except in the case of willful fraud by such Participating Holder.

(c)           Notices of Claims.  Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 2.6(a) or Section 2.6(b), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to such indemnifying party of the commencement of such action or proceeding; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 2.6(a) or Section 2.6(b), except to the extent that the indemnifying party is actually and materially prejudiced by such failure to give notice, and shall not relieve the indemnifying party from any liability which it may have to the indemnified party otherwise than under this Section 2.6.

(d)           Defense of Claims.  In case any such action or proceeding is brought against an indemnified party, except as provided for in the next sentence, the indemnifying party shall be entitled to participate therein and assume the defense thereof, jointly with any other indemnifying party, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than costs of investigation and the indemnified party shall be entitled to participate in such defense at its own expense.  If (i) the indemnifying party fails to notify the indemnified party in writing, within 15 days after the indemnified party has given notice of the action or proceeding, that the indemnifying party will indemnify the indemnified party from and against all Losses the indemnified party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the claim, (ii) the indemnifying party fails to provide the indemnified party with evidence acceptable to the indemnified party that the indemnifying party will have the financial resources to defend against the claim or proceeding and fulfill its indemnification obligations hereunder, (iii) after electing to participate in and assume the defense of such action or proceeding, the indemnifying party fails to defend diligently the action or proceeding within 10 Business Days after receiving notice of such failure from such indemnified party, (iv) such indemnified party reasonably shall have concluded (upon advice of its counsel) that there may be one or more legal defenses available to such indemnified party or other indemnified parties which are not available to the indemnifying party, or (v) if such indemnified party reasonably shall have concluded (upon advice of its counsel) that, with respect to such claims, the indemnified party and the indemnifying party may have different, conflicting, or adverse legal positions or interests then, in any such case, the indemnified party shall have the right to assume or continue its own defense and the indemnifying party shall be liable for any fees and expenses therefor.

(e)           Consent to Entry of Judgment and Settlements.  No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld, provided, that, in the case where the indemnifying party shall have failed to take any of the actions listed in clauses (i), (ii) or (iii) of the last sentence of Section 2.6(d), the indemnified party shall have the right to compromise or settle such action on behalf of and for the account, expense, and risk of the indemnifying party and the indemnifying party will remain responsible for any Losses the indemnified party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the action or proceeding to the fullest extent provided in this Section 2.6.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party and (C) does not require any action other than the payment of money by the indemnifying party.

(f)            Contribution.  If for any reason the indemnification provided for in Sections 2.6(a), (b) or (g) is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein, then, in lieu of the amount paid or payable under Sections 2.6(a), (b) or (g), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and the indemnified party on the other, with respect to the statements or omissions which resulted in such Loss, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the allocation provided in this clause (ii) provides a greater amount to the indemnified party than clause (i) above, in such proportion as shall be appropriate to reflect not only the relative fault but also the relative benefits received by the indemnifying party and the indemnified party from the offering of the securities covered by such registration statement as well as any other relevant equitable considerations.  The relative fault shall be determined by a

Selected Court with reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.6(f) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentence of this Section 2.6(f).  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The amount paid or payable by an indemnified party as a result of the Losses referred to in Sections 2.6(a), (b) or (g) shall be deemed to include, subject to the limitations set forth in Sections 2.6(a), (b) and (g), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding anything in this Section 2.6(f) to the contrary, no Participating Holder shall be required to contribute any amount in excess of its Participating Holder Cap in respect of the offering to which the Losses of the indemnified parties relate, except in the case of willful fraud by such Participating Holder.

(g)           Other Indemnification.  Indemnification and contribution similar to that specified in the preceding subsections of this Section 2.6 (with appropriate modifications) shall be given by the Company and each Participating Holder (subject to its Participating Holder Cap) with respect to any required registration or other qualification of securities under state or blue sky law or regulation.  The indemnification agreements contained in this Section 2.6 shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Indemnitee or other indemnified party and shall survive the transfer of any of the Registrable Securities by any such party.

(h)           Indemnification Payments.  The indemnification and contribution required by this Section 2.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or a Loss is incurred, but such payments shall not be required to be made more frequently than monthly.

2.7.          Limitation on Sale of Securities.

(a)           For the Company and Others.  If the Company receives a request for registration pursuant to an underwritten offering of Registrable Securities pursuant to Section 2.1 or 2.2, and if such a request is being implemented or has not been withdrawn or abandoned, the Company agrees that (i) the Company shall not effect any public or private offer, sale, distribution or other disposition of any of its equity securities or of any security convertible into or exchangeable or exercisable for any equity security of the Company or effect any registration of any of such securities under the Securities Act (in each case, other than (x) as part of such registration, (y) option grants to employees pursuant to the Company’s 2007 Stock Option Plan, which grants received the Requisite Approval or the approval of the Board (or a committee thereof), including the approval of at least one NMP Director, or the grant of other rights under any other equity incentive plan, the adoption of which plan received the Requisite Approval and which grants received the Requisite Approval or the approval of the Board (or a committee thereof), including the approval of at least one NMP Director, and (z) as a registration using Form S-8 or any successor or similar form which is then in effect), whether or not for sale for its own account, during the period beginning on the date the Company receives such request until 180 days after the effective date of such registration (or such shorter period as the managing underwriter(s) may require) and (ii) the Company shall use its best efforts to obtain from each of its officers, directors and Beneficial Owners of 5% or more of Common Stock, an agreement not to effect any public or private offer, sale, distribution or other disposition of Common Stock or Convertible Securities during the period referred to in clause (i) of this paragraph.  The Company agrees to cause each Beneficial Owner of Common Stock or Convertible Securities purchased or otherwise acquired from the Company (other than in a public offering) at any time after the date of this Agreement to agree not to effect any public or private offer, sale, distribution or other disposition of any such securities during the period referred to in clause (i) of the preceding sentence.

(b)           For the Holders.  If the Company receives a request for registration pursuant to an underwritten offering of Registrable Securities pursuant to Section 2.1 or 2.2 (and if such a request is being implemented or has not been withdrawn or abandoned), each Holder agrees that, to the extent requested in writing by the managing underwriter(s), it will not effect any public or private offer, sale, distribution or other disposition of any Registrable Securities or Convertible Securities (other than as a part of such registration) during the 180-day period in the case of an initial public offering of Common Stock, or the 90-day period in the case of any other underwritten offering, in each case beginning on the effective date of such registration statement (or such shorter period as the managing underwriter(s) may require) (the “Restricted Period”), provided that:

(i)            each Holder has received the written notice required by Section 2.1(a) or 2.2(a), as applicable,

(ii)           in connection with such underwritten offering, each officer and director of the Company is subject to restrictions substantially equivalent to those imposed on the Holders, and

(iii)          if (A) the Company issues an earnings release, or material news or a material event relating to the Company occurs, during the last 17 days of the Restricted Period, or (B) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions imposed by this clause (b) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

2.8.          No Required Sale.  Nothing in this Agreement shall be deemed to create an independent obligation on the part of any of the Holders to sell any Registrable Securities pursuant to any effective registration statement.

2.9.          Rule 144; Rule 144A; Regulation S.  The Company covenants that, at its own expense, it will file the reports required to be filed by it under the Securities Act and the Exchange Act, and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act or (ii) any similar rule or regulation hereafter adopted by the SEC.  Upon the request of a Holder, the Company, at its own expense, will promptly deliver to such Holder (i) a written statement as to whether it has complied with such requirements (and such Holder shall be entitled to rely upon the accuracy of such written statement), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents as such Holder may reasonably request in order to avail itself of any rule or regulation of the SEC allowing it to sell any Registrable Securities without registration.

2.10.        Adjustments.  In the event of any change in the capitalization of the Company as a result of any stock split, stock dividend, reverse split, combination, recapitalization, merger, consolidation, or otherwise, the provisions of this Section 2 shall be appropriately adjusted.  The Company agrees that it shall not effect or permit to occur any combination or subdivision of shares which would adversely affect the ability of the Holders to include any Registrable Securities in any registration contemplated by this Agreement or the marketability of such Registrable Securities in any such registration.  Subject to Section 4, the Company agrees that it will take all steps necessary to effect a combination or subdivision of shares if, in the judgment of the Majority Participating Holders or managing underwriter(s), such combination or subdivision would enhance the marketability of the Registrable Securities.

SECTION 3.           Subsequent Registration Rights; No Inconsistent Agreements.

3.1.          Limitations on Subsequent Registration Rights.  From and after the date of this Agreement until the Holders shall no longer hold any Registrable Securities, the Company shall not enter into an agreement that grants a holder or prospective holder of any securities of the Company demand or incidental registration rights that by their terms are not subordinate (including with respect to matters relating to priority of participation in the event the size of the offering is cut back) to the registration rights granted to the Holders in this Agreement.  In addition, if after the date of this Agreement the Company enters into any agreement with respect to the registration of any of its equity securities in compliance with the foregoing sentence, and any of the terms contained therein are more favorable to, or less restrictive on, the other party thereto than the terms and conditions contained in this Agreement (insofar as they are applicable) with respect to the Holders, then the terms of this Agreement shall immediately be deemed to have been amended without further action by the Company or the Holders so that the Holders shall be entitled to the benefit of any such more favorable or less restrictive terms or conditions.

3.2.          No Inconsistent Agreements.  The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in Section 2 or otherwise conflicts with the provisions of Section 2, other than any customary lock-up agreement with the underwriters in connection with any offering effected hereunder, pursuant to which the Company shall agree not to register for sale, and the Company shall agree not to sell or otherwise dispose of, Common Stock or any Convertible Securities for a specified period (not to exceed 180 days) following such offering.  The Company warrants that the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with any other agreements to which the Company is a party or by which it is bound.  Other than this Agreement and the Common Stockholders Agreement, the Company is not bound by any agreement with respect to its securities granting any registration rights to any Person.

SECTION 4.           Negative Covenants.

4.1.          (a)           In addition to any requirements imposed by the DGCL, the Company shall not, and shall cause each of its subsidiaries not to, take any of the following actions without the prior written approval of a majority of the votes entitled to be cast by the Investors in respect of their shares of Series A Preferred Stock, Series B Preferred Stock and Common Stock, voting together as a single class:

(i)            consolidate or merge into or with any other Person, sell, lease, or transfer all or substantially all of its assets or capital stock to another Person, or enter into any other similar business combination transaction, or effect a Liquidation (other than (x) any such transaction entered into solely between the Company and one or more of its wholly owned subsidiaries or between one or more wholly owned subsidiaries of the Company, (y) a liquidation, dissolution or winding-up of a wholly owned subsidiary, or (z) the INO Acquisition and Ikaria Merger);

(ii)           authorize, issue, sell, offer for sale or solicit offers to buy (by merger or otherwise) any shares of Common Stock or any Convertible Securities or any other equity or debt securities or rights to acquire any equity or debt securities of the Company or any of its subsidiaries, other than (1) issuances of shares of Series B Preferred Stock (and the issuance of Common Stock upon the conversion thereof) and Series C Preferred Stock pursuant to the Preferred Stock Purchase Agreement, (2) issuances of shares of Common Stock, Series A Preferred Stock, and warrants, options or other rights to purchase Common Stock or Series A Preferred Stock (and the issuance of Common Stock upon the conversion of such Series A Preferred Stock or upon exercise of such warrants, options or other rights) pursuant to the Merger Agreement to holders of Ikaria securities in the Ikaria Merger upon surrender of those securities, (3) issuances of shares of Series B Preferred Stock (and the issuance of Common Stock upon the conversion thereof) and Series C Preferred Stock to effect the INO Acquisition pursuant to the Sale and Purchase Agreement, (4) the granting of options to purchase shares of Common Stock (and the issuance of Common Stock upon the exercise thereof) pursuant to the Company’s 2007 Stock Option Plan, in exchange for options to purchase common stock of Ikaria pursuant to the Merger Agreement, or which grants have received the Requisite Approval or been approved by the Board (or a committee thereof), including the approval of at least one NMP Director, and (5) the granting of other rights pursuant to any other equity incentive plan, the adoption of which plan received the Requisite Approval and which grants have received the Requisite Approval or been approved by the Board (or a committee thereof), including the approval of at least one NMP Director, or (6) the issuance of any equity or debt securities by a wholly owned subsidiary of the Company to the Company or to another wholly owned subsidiary of the Company or the issuance of any debt securities by the Company to a wholly owned subsidiary of the Company;

(iii)          except for borrowings and other extensions of credit on the date of Closing to fund the transactions contemplated by the Sale and Purchase Agreement and subsequent borrowings and other extensions of credit for working capital and other general corporate purposes in the maximum aggregate amount provided for under the Credit Agreement as in effect on the date hereof, incur, create, suffer to exist, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness, or refinance any Indebtedness (including by amendment of the Credit Agreement), other than (x) Indebtedness incurred by a wholly owned subsidiary of the Company to the Company or to another wholly owned subsidiary of the Company or by the Company to a wholly owned subsidiary of the Company or (y) Indebtedness (other than borrowings and other extensions of credit under the Credit Agreement) which is permitted by the Credit Agreement to be outstanding immediately after the consummation of the Contemplated Transactions;

(iv)          effect any stock dividend, stock split or other subdivision or combination of shares of the Company’s capital stock or other recapitalization of the Company;

(v)           effect any redemption, retirement, purchase or other acquisition, directly or indirectly, of any shares of the Company’s capital stock, other than the repurchase of shares of Common Stock at the lesser of cost or fair market value thereof from employees, officers, directors or consultants of or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment, or through the exercise of any right of first refusal, which repurchase does not exceed $100,000 in any one instance or $250,000 in the aggregate in any fiscal year;

(vi)          effect an initial public offering of any securities of the Company;

(vii)         hire or replace any of the Company’s chief executive officer, chief financial officer or next two most senior executives (as determined by the Board), or materially amend the level or form of compensation or benefits payable to, or other compensation arrangements of, any such officer;

(viii)        acquire any assets other than in the ordinary course of business, including, without limitation, acquiring any ownership interest in any other Person, or acquire assets in the ordinary course of business in excess of $5 million for the Company and its subsidiaries in the aggregate in any fiscal year, other than the INO Acquisition and the Ikaria Merger;

(ix)           adopt any annual budget or annual business plan or materially amend any such budget or business plan if adopted;

(x)            pay or declare any dividend or distribution on any shares of its capital stock (other than dividends from a wholly owned subsidiary to its parent company);

(xi)           authorize or amend any employee option or incentive plan;

(xii)          amend, repeal or change (whether by merger or otherwise) any of the provisions of the Company’s Certificate of Incorporation or bylaws; or

(xiii)         agree or otherwise commit to take any of the actions set forth in any of clauses (i) through (xii) of this Section 4.1 (unless such agreement or commitment is expressly conditioned on obtaining the requisite approval of Investors set forth above).

(b)           The provisions of this Section 4.1 shall terminate on the consummation of the sale of shares pursuant to a registration statement relating to the Company’s initial public offering of Common Stock.

4.2.          At any time prior to the Section 4 Termination Date, the Company shall not, and shall cause each of its subsidiaries not to, without the prior written approval of the NMP Entities:

(a)           take any of the actions set forth in Section 4.1 (other than clauses (viii), (ix) and (xi) thereof (and clause (xiii) insofar as it relates to any of the foregoing clauses)); or

(b)           agree or otherwise commit to take any of such actions set forth in clause (a) of this Section 4.2 (unless such agreement or commitment is expressly conditioned on obtaining the approval of the NMP Entities).

4.3.          The Company shall not, and shall cause each of its subsidiaries not to, enter into any transaction with an Affiliate of the Company without the prior written approval of a majority of either (i) the disinterested members of the Board, or (ii) if a stockholder vote is required under applicable law or an Investor vote is required pursuant to the provisions of Section 4.1 or there are no disinterested members of the Board, a majority of the votes entitled to be cast by the disinterested holders of the capital stock of the Company, or by the disinterested Investors, as applicable (in each case, voting as a single class), except for the transactions consummated from time to time pursuant to the Definitive Agreements, provided that the payment of any management or advisory fee to an Affiliate of the Company shall require the approval of a majority of the disinterested Designated Directors.

4.4.          The Company shall not, and shall cause each of its subsidiaries not to, take any of the following actions (whether by amendment to such Entity’s governing documents, merger or otherwise) without the prior written approval of a majority of the votes entitled to be cast by the Series A Holders, voting as a separate class:

(a)           amend, repeal or change the rights, preferences or privileges of the shares of Series A Preferred Stock (as in effect immediately after the Closing) in any manner that would affect adversely the shares of Series A Preferred Stock in a manner different from the effect on shares of any other class or series of capital stock of the Company;

(b)           increase or decrease (other than by conversion of the Series A Preferred Stock into Common Stock) the total number of authorized shares of Series A Preferred Stock; or

(c)           agree or otherwise commit to take any of the actions set forth in clause (a) or (b) of this Section 4.4 (unless such agreement or commitment is expressly conditioned on obtaining the requisite approval of the Series A Holders set forth above).

4.5.          The Company shall not, and shall cause each of its subsidiaries not to, take any of the following actions (whether by amendment to such Entity’s governing documents, merger or otherwise) without the prior written approval of (i) a majority of the votes entitled to be cast by the Series B Holders, voting as a separate class, and (ii) either (A) Linde or (B) one or more other Series B Holders (other than the NMP Entities or any Affiliate thereof (other than Affiliates solely by virtue of owning Preferred Stock)) which then Beneficially Own, in the aggregate, at least 5% of the outstanding Series B Preferred Stock (provided that this clause (ii) shall cease to be applicable on the second anniversary of the Closing):

(a)           amend, repeal or change the rights, preferences or privileges of the shares of Series B Preferred Stock (as in effect immediately after the Closing ) in any manner that would affect adversely the shares of Series B Preferred Stock in a manner different from the effect on shares of any other classes or series of capital stock of the Company;

(b)           create, authorize the creation of, or issue any other security convertible into or exercisable for any equity security having rights, preferences or privileges senior to or on parity with the Series B Preferred Stock;

(c)           increase or decrease (other than by conversion of the Series B Preferred Stock into Common Stock) the total number of authorized shares of Series B Preferred Stock; or

(d)           agree or otherwise commit to take any of the actions set forth in any of clauses (a) through (c) of this Section 4.5 (unless such agreement or commitment is expressly conditioned on obtaining the requisite approval of the Series B Holders set forth above).

SECTION 5.           Rights of First Offer to Purchase Offered Securities.

5.1.          Rights of First Offer to Purchase Offered Securities.

(a)           Offered Securities.  Except for Permitted Issuances, if, at any time after the date hereof, the Company desires to sell (including, without limitation, out of treasury) any shares of Common Stock, any Convertible Securities or any other equity securities of the Company or rights to acquire such equity securities (collectively, the “Offered Securities”), such issuance shall be subject to the right of first offer to purchase of each Series B Holder, as set forth in this Section 5.  The right of first offer granted by this Section 5 with respect to any sale of Offered Securities shall not obviate the requirement that the Company obtain the Requisite Approval for such sale pursuant to Section 4.

(b)           Right of First Offer.  The Company shall offer to sell to each Series B Holder, and each Series B Holder shall have the right, but not the obligation, to purchase from the Company, that number of such Offered Securities equal to the aggregate number of such Offered Securities proposed to be issued by the Company multiplied by such Series B Holder’s Pre-emptive Rights Percentage.  If any Series B Holder shall decline to purchase all of its Pre-emptive Rights Percentage of the Offered Securities (the securities which any Series B Holder shall have declined to purchase pursuant to its rights under this Section 5.1(b) being referred to herein as the “Refused Securities”), then

(i)            in the case of a proposed sale to a strategic investor (but subject to the provisions of Section 5.5(c)), the Company shall be entitled to sell the Refused Securities to such strategic investor within the time period set forth in, and otherwise in compliance with, the provisions of Section 5.4; and

(ii)           in the case of a proposed sale to a Person other than a strategic investor, each Series B Holder that has elected to purchase its Pre-emptive Rights Percentage of such Offered Securities may also purchase the aggregate number of Refused Securities multiplied by such Series B Holder’s Pre-emptive Rights Percentage; and the allocation of Refused Securities set forth in this Section 5.1(b) shall be repeated with respect to any Refused Securities not allocated for purchase until all Refused Securities have been allocated for purchase by Series B Holders or until no Series B Holders desire to purchase additional Refused Securities.

5.2.          Issuance Notice.  The Company shall give each Series B Holder written notice of any proposed issuance of Offered Securities, which notice shall set forth any proposed terms and conditions of such issuance, including, at a minimum, the amount of the Offered Securities proposed to be issued, the proposed purchase price therefor, the timing and method of payment of the purchase price and whether the sale is proposed to be to a strategic investor and, if then known, the identity thereof (the “Issuance Notice”).

5.3.          Election Notice.  Each Series B Holder shall be entitled to purchase its portion of the Offered Securities, as determined pursuant to Section 5.1(b), at the same price, on the same terms and at the same time as the Offered Securities are proposed to be issued to the other Series B Holders (which shall be at no greater price and on no less favorable terms to the Series B Holder than were set forth in the Issuance Notice) by the delivery of a written notice to the Company, within 15 Business Days after the delivery of the Issuance Notice (such 15th Business Day, the “Last Election Date”), of the Series B Holder’s election to purchase such Offered Securities (the “Election Notice”).  Any Series B Holder that fails to timely deliver an Election Notice shall be deemed to have declined to purchase all of its Pre-emptive Rights Percentage of the Offered Securities.  Each Election Notice shall set forth the maximum number of Offered Securities which such Series B Holder desires to purchase (which number may be greater or less than such Series B Holder’s Pre-emptive Rights Percentage, in order to give effect to Section 5.1(b)(ii)) and such Election Notice shall constitute a binding commitment by such Series B Holder to purchase up to the number of Offered Securities set forth in its Election Notice, which commitment may not be revoked without the written consent of the Company.  In allocating the Refused Securities pursuant to Section 5.1(b)(ii), the Company shall not allocate to any Series B Holder a number of Offered Securities that would result in such Series B Holder’s being required to purchase a greater number of Offered Securities than that set forth in such Series B Holder’s Election Notice, without the consent of such Series B Holder.  The Company shall give written notice to each Series B Holder which has timely delivered an Election Notice of the number of Offered Securities which such Series B Holder shall be required to purchase (the “Purchase Notice”), which Purchase Notice shall be delivered to each Series B Holder within five Business Days following the Last Election Date.  The closing of the purchase of the Offered Securities shall take place on the date set forth in the Purchase Notice, which shall be the same date for all Series B Holders that are purchasing Offered Securities and shall be a date that is no earlier than 15 Business Days following the date of the Purchase Notice, unless all such purchasing Series B Holders otherwise agree (provided that, if regulatory approval is required to be obtained by any Series B Holder, then the closing of the purchase by such Series B Holder shall take place on the later of the date set forth in the Purchase Notice and five Business Days following receipt of regulatory approval).

5.4.          Terms of Purchase and Sale; Revival of Rights.  If the Series B Holders elect to purchase less than all of the Offered Securities, then, subject to the provisions of Section 5.5(c), the Company may sell all or a portion of the remaining Offered Securities to one or more other Persons (which must be a strategic investor, if the Issuance Notice stated that the sale of the Offered Securities is proposed to be to a strategic investor), for at least the same price and on no less favorable terms to the Company than were set forth in the Issuance Notice, within 90 days following the Last Election Date.  If the Company does not consummate the sale of all or part of the remaining Offered Securities to one or more of such Persons within such time period, the rights provided in this Section 5 shall be deemed to be revived with respect to the Offered Securities that were not so purchased, and such Offered Securities may not be sold unless first re-offered to the Series B Holders in accordance with this Section 5.

5.5.          Additional Provisions.

(a)           Exercise of Rights.  Notwithstanding anything to the contrary in this Section 5, no Series B Holder shall have any rights pursuant to Section 5.1 with respect to any Offered Securities unless such Series B Holder (i) is an Accredited Investor and (ii) elects to purchase a number of such Offered Securities (which may be less than such Series B Holder’s full Pre-emptive Rights Percentage) which is at least equal to the lesser of (x) the number of such Offered Securities which will require an investment of $500,000 and (y) the aggregate number of such Offered Securities multiplied by such Series B Holder’s Pre-emptive Rights Percentage.

(b)           No Waiver; Breach.  The election by any Series B Holder not to exercise its rights to purchase any Offered Securities under this Section 5 in any instance shall not affect such Series B Holder’s right to participate in any subsequent proposed issuance of Offered Securities.  Any issuance of Offered Securities by the Company without first giving the Series B Holders the rights set forth in this Section 5 shall be void and of no force and effect, and the Company shall not register such issuance on its books and records.

(c)           Right of First Offer.  In the event that the Company proposes to sell all or any portion of the Refused Securities to an IG Company, the Company must first offer to sell to Linde and Linde AG, and Linde and Linde AG shall have the right, but not the obligation, to purchase all or any portion of the Refused Securities proposed to be sold to the IG Company on the terms and conditions, and at the purchase price, set forth in the Issuance Notice, and in accordance with the provisions (including the provisions as to timing, with the reference to IG Offer Notice being instead a reference to the written notice by the Company to Linde and Linde AG that the Company proposes to sell Refused Securities to an IG Company) set forth in Section 6, as though the sale of the Refused Securities were a transaction described in Section 6.1.

5.6.          Termination.  The provisions of this Section 5 shall terminate on the consummation of the sale of shares pursuant to a registration statement relating to the

Company’s initial public offering of Common Stock and shall not be applicable with respect to the sale of any securities of the Company in such initial public offering.

SECTION 6.           Rights of First Refusal to Purchase the Company.

6.1.          Rights of First Refusal.  If, at any time, the Company (or any holder of Capital Stock of the Company) receives a bona fide offer from an IG Company to purchase the Company, whether by means of the purchase of all or substantially all of the assets or Capital Stock of the Company, a merger, a consolidation or other business combination, which the Company desires to accept (an “IG Offer”), the Company shall offer to sell to Linde and Linde AG (all references to Linde in this Section 6 being to each of Linde and Linde AG), and Linde shall have the right, but not the obligation, to purchase, the Company on the same terms and subject to the same conditions as are contained in the IG Offer and on the terms and subject to the conditions set forth in this Section 6.

6.2.          Notice of Offer.  Upon receipt of an IG Offer, the Company shall promptly provide Linde with written notice of the IG Offer, which notice shall set forth in reasonable detail the proposed terms and conditions of the IG Offer, including, without limitation, the structure of the transaction, the amount and form of the purchase price, and a summary of any other material terms of the proposed purchase (including, without limitation, the timing of the closing, any conditions to the IG Company’s obligation to consummate the purchase, and any financial and other material post-closing obligations of the Company or its stockholders and of the IG Company) (the “IG Offer Notice”).  Any portion of the purchase price proposed in the IG Offer which is not in the form of cash or securities of a class which is publicly traded shall be valued by an independent valuation or appraisal firm selected by the Company, and any portion of the purchase price proposed in the IG Offer which is in the form of securities of a class which is publicly traded shall be valued at the average of the closing prices for the 10 trading days preceding the date of the IG Offer Notice.

6.3.          Notice of Exercise.  Linde shall be entitled to purchase the Company on the terms and subject to the conditions set forth in the IG Offer Notice by the delivery of a written notice to the Company, within 30 days after the delivery of the IG Offer Notice (the date such election is made, the “Linde Election Date”), of Linde’s election to do so (the “Linde Election Notice”).  The Linde Election Notice, if timely delivered, shall constitute a binding commitment by Linde to purchase the Company on the terms and subject to the conditions set forth in the IG Offer Notice and on the terms and subject to the conditions set forth in this Section 6 (provided, that if, but only to the extent, the IG Offer included any non-cash consideration, Linde may substitute non-cash consideration having the same value, determined in the same manner as specified in Section 6.2 for valuing any non-cash consideration forming part of the IG Offer), which commitment may not be revoked without the written consent of the Company.

6.4.          Terms of Purchase and Sale.

(a)           Following the delivery of the Linde Election Notice, the Company (or if the purchase is structured as a purchase of Capital Stock, the Company or the holders of a majority of the outstanding Capital Stock, or both (individually and collectively, the “Seller”))

and Linde shall endeavor to enter into a definitive purchase agreement (the “Definitive Purchase Agreement”) providing for the purchase by Linde of the Company on the terms and subject to the conditions set forth in the IG Offer Notice (subject to Section 6.3), and the closing of the purchase shall take place within five Business Days after receipt of all regulatory approvals without which the purchase may not be legally consummated, but in any event within nine months of the date of the signing of the Definitive Purchase Agreement (the day that is nine months from the date of signing of the Definitive Purchase Agreement, the “Outside Closing Date”).  The Seller may at any time prior to executing the Definitive Purchase Agreement determine not to proceed with the proposed transaction, in which event the transaction shall be abandoned and the Company may not be sold to an IG Company without first complying with the provisions of this Section 6.

(b)           The Seller and Linde shall negotiate in good faith the terms of a Definitive Purchase Agreement and any ancillary agreements related thereto, and if the Seller and Linde fail to enter into a Definitive Purchase Agreement within 45 days following the Linde Election Date (such 45th day, the “End Date”), then the Definitive Purchase Agreement shall be deemed to have been rejected by Linde.  In that event, for a period of six months following the End Date the Seller shall be free to enter into a definitive purchase agreement with the IG Company, in a form no less favorable to the Seller than the form last proposed by the Seller and rejected or deemed rejected by Linde, and for a purchase price (determined as set forth in Section 6.2, if applicable) which is not less than the purchase price set forth in the IG Offer Notice, and the Seller shall have nine months following the entry into such definitive purchase agreement to consummate the purchase thereunder.  If a definitive purchase agreement complying with the terms of this paragraph (b) is not entered into with the IG Company within such six-month period, or the purchase thereunder is not consummated within such nine-month period, then the rights of Linde provided in this Section 6 shall be deemed to be revived, and the Company may not be sold to an IG Company without first complying with the provisions of this Section 6.

(c)           If the Seller and Linde enter into a Definitive Purchase Agreement, but the closing thereunder does not occur (x) by the Outside Closing Date for reasons other than the breach of the Definitive Purchase Agreement by the Seller, or (y) because Linde breaches its obligation to close or breaches any other provision of the Definitive Purchase Agreement as a result of which the Seller is permitted to terminate the Definitive Purchase Agreement, then Linde shall, as of the Outside Date or date of breach by Linde, as applicable, be deemed to have forfeited all its rights under this Section 6, and the provisions of this Section 6 shall no longer apply, either to the IG Offer or to any other proposed sale of the Company to an IG Company.

(d)           If Linde fails to timely deliver a Linde Election Notice or notifies the Company that it is declining to purchase the Company on the terms and subject to the conditions set forth in the IG Offer Notice, then the Seller shall be free to accept the IG Offer, provided that if a definitive purchase agreement is not entered into with the IG Company on terms and subject to conditions no less favorable to the Seller than the terms and conditions set forth in the IG Offer Notice within the six-month anniversary of (x) the last date on which Linde could have timely delivered a Linde Election Notice or (y) the date Linde notifies the Company that it is declining to purchase the Company, as applicable, or if the purchase thereunder is not consummated within nine months following the entry into such definitive purchase agreement, then the rights of Linde provided in this Section 6 shall be deemed to be revived, and the

Company may not be sold to an IG Company without first complying with the provisions of this Section 6.

6.5.          Recusal.  The Linde Director shall recuse himself or herself from all deliberations of the Board relating to any offer received by an IG Company to purchase the Company or any exercise by Linde of its rights under this Section 6.

6.6.          Termination.  The provisions of this Section 6 shall terminate on the consummation of the sale of shares pursuant to a registration statement relating to the Company’s initial public offering of Common Stock.

SECTION 7.           Rights and Restrictions on Capital Stock.

7.1.          No Sale or Transfer of Capital Stock.  No Holder shall sell, transfer, assign, exchange, pledge, encumber or otherwise dispose of any Capital Stock held by such Holder or grant any option or right to purchase such Capital Stock or any legal or beneficial interest therein or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any Capital Stock held by such Holder (each, a “Transfer”), except that:

(a)           a Holder may convert shares of Preferred Stock into Common Stock;

(b)           an Original Holder that is an Entity may Transfer any of its shares of Capital Stock to any Affiliate of such Original Holder;

(c)           an Original Holder that is an individual may Transfer any of his or her shares of Capital Stock to:

(i)            any spouse, child (whether natural or adopted) or grandchild of such Original Holder (any such person, a “Family Member”);

(ii)           any corporation or partnership which is controlled solely by such Original Holder; or

(iii)          a trust solely for the benefit of such Original Holder or any Family Member, the trustees of which are solely such Original Holder and/or a corporation or partnership which is controlled solely by such Original Holder;

(d)           a Holder may sell Registrable Securities in a public offering effected pursuant to Section 2.1 or 2.2;

(e)           following the 18-month anniversary of the Closing, a Holder may sell shares of Preferred Stock to a Third Party or Third Parties subject to compliance with Sections 7.2 and 7.3;

(f)            following the 18-month anniversary of the Closing, a Holder may sell shares of Preferred Stock in exercise of its rights under Section 7.3;

(g)           a Holder may sell shares of Capital Stock if required by Section 7.4; and

(h)           a Holder that has executed the Common Stockholders Agreement may sell any shares of Common Stock that are subject to the provisions of the Common Stockholders Agreement pursuant to and in compliance with the provisions of Section 3 thereof

(each Person to whom shares are Transferred pursuant to clause (b), (c), (e) or (f) above being referred to herein as a “Permitted Transferee”); provided, that, for any Transfer to a Permitted Transferee to be effective hereunder (and for the transferee to be deemed a Permitted Transferee hereunder), the Permitted Transferee shall execute and deliver a written agreement (which may be in the form of a counterpart to this Agreement) satisfactory to the Company by which it agrees to be bound, as a Series A Holder or a Series B Holder, as applicable, by all of the terms of this Agreement as if it had originally been a party hereto; and provided, further, that for any Transfer to a Permitted Transferee that is a spouse of an Original Holder to be effective hereunder, the Permitted Transferee shall execute and deliver a written agreement satisfactory to the Company providing for rights of repurchase (at a price determined by the Board in good faith) by the Original Holder or the Company in the event of a divorce between such spouse and such Original Holder; and provided, further, that any Permitted Transferee pursuant to paragraph (b), (c)(ii) or (c)(iii) of this Section 7.1 shall agree in writing to Transfer any shares of Capital Stock which it may own back to the Original Holder if at any time it ceases to meet the criteria for a Permitted Transferee set forth in the applicable paragraph.  A Permitted Transferee may Transfer any shares of Capital Stock back to the Original Holder thereof or to any Person who would be a Permitted Transferee of the Original Holder, subject to compliance by such Person with this Section 7.1, and, upon such compliance, such Person shall likewise be a Permitted Transferee.

7.2.          Right of First Offer.

(a)           If, at any time following the 18-month anniversary of the Closing, a Holder (a “Transferring Holder”) desires to sell any shares of its Preferred Stock to a Third Party (the “Offered Stock”), other than in a registered public offering pursuant to Section 2.1 or 2.2 or pursuant to clause (b), (c), (f) or (g) of Section 7.1, such sale shall be subject to the right of first offer of each Series B Holder as set forth in this Section 7.2.

(b)           The Transferring Holder shall offer to sell to each Series B Holder, and each Series B Holder shall have the right, but not the obligation, to purchase from the Transferring Holder, that number of shares of Offered Stock equal to the aggregate number of shares of Offered Stock proposed to be sold by the Transferring Holder multiplied by such Series B Holder’s Offered Percentage.  If any Series B Holder shall decline to purchase all of its Offered Percentage of the Offered Stock (the stock which any Series B Holder shall have declined to purchase pursuant to its rights under this Section 7.2(b) being referred to herein as the “Refused Stock”), each Series B Holder that has elected to purchase its Offered Percentage of such Offered Stock may also purchase the aggregate number of shares of Refused Stock multiplied by such Series B Holder’s Offered Percentage; and the allocation of Refused Stock set forth in this Section 7.2(b) shall be repeated with respect to any shares of Refused Stock not allocated for purchase until all shares of Refused Stock have been allocated for purchase by Series B Holders or until no Series B Holder desires to purchase additional Refused Stock.

(c)           The Transferring Holder shall give each Series B Holder at least 30 days prior written notice of any proposed sale of Offered Stock, which notice shall set forth the proposed terms and conditions of such sale, but shall include, at a minimum, the amount of the Offered Stock proposed to be sold, the proposed purchase price therefor and the timing and method of payment of the purchase price (the “Transfer Notice”).  The Transfer Notice shall also state that the Series B Holders will have the right to participate, pursuant to Section 7.3, in any sale by the Transferring Holder of any Offered Stock that is not sold to the Series B Holders pursuant to Section 7.2.

(d)           Each Series B Holder shall be entitled to purchase its portion of the Offered Stock, as determined pursuant to Section 7.2(b), at the same price, on the same terms and at the same time as the Offered Stock is proposed to be sold to the other Series B Holders, which shall be at no lower price and on no less favorable terms to such Series B Holders than were set forth in the Transfer Notice, by the delivery of a written notice to the Transferring Holder, within 10 Business Days after the delivery of the Transfer Notice (such 10th Business Day, the “Last Transfer Election Date”), of the Series B Holder’s election to purchase such Offered Stock (the “Transfer Election Notice”).  Any Series B Holder that fails to timely deliver a Transfer Election Notice shall be deemed to have declined to purchase all of its Offered Percentage of the Offered Stock.  Each Transfer Election Notice shall set forth the maximum number of shares of Offered Stock which such Series B Holder desires to purchase, which number may be greater or less than such Series B Holder’s Offered Percentage, and such Transfer Election Notice shall constitute a binding commitment by such Series B Holder to purchase up to the number of shares of Offered Stock set forth in its Transfer Election Notice, which commitment may not be revoked without the written consent of the Transferring Holder.  In allocating the Refused Stock pursuant to Section 7.2(b), the Transferring Holder shall not allocate to any Series B Holder a number of shares of Offered Stock that would result in such Series B Holder’s being required to purchase a greater number of shares of Offered Stock than that set forth in such Series B Holder’s Transfer Election Notice, without the consent of such Series B Holder.  The Transferring Holder shall give written notice to each Series B Holder which has timely delivered a Transfer Election Notice of the number of shares of Offered Stock which such Series B Holder shall be required to purchase (the “Transfer Purchase Notice”), which Transfer Purchase Notice shall be delivered to each Series B Holder within five Business Days following the Last Transfer Election Date.  The closing of the purchase of the Offered Stock shall take place on the date set forth in the Transfer Purchase Notice, which shall be the same date for all Series B Holders that are purchasing Offered Stock and shall be a date that is no earlier than 15 Business Days following the date of the Transfer Purchase Notice, unless all such purchasing Series B Holders otherwise agree (provided that, if regulatory approval is required to be obtained by any Series B Holder, then the closing of the purchase by such Series B Holder shall take place on the later of the date set forth in the Transfer Purchase Notice and five Business Days following receipt of regulatory approval).  At such closing, the Transferring Holder shall deliver to each purchaser of shares of Offered Stock (x) a written instrument in which the Transferring Holder shall represent and warrant that it is conveying to such purchaser good and valid title to such shares, free and clear of all liens, security interests, encumbrances and adverse claims of any kind and nature (other than those pursuant to this Agreement), and (y)

the certificates representing such shares duly endorsed for transfer, or accompanied by appropriate stock transfer powers duly executed, and with all necessary transfer tax stamps affixed thereto at the expense of the Transferring Holder.

(e)           If the entire amount of Offered Stock is not subscribed for by one or more of the Series B Holders (including, for avoidance of doubt, Permitted Transferees), the Transferring Holder may offer the shares of Offered Stock that have not been subscribed for by the Series B Holders (the “Balance of the Offered Stock”) to a Third Party.  If the Third Party advises the Transferring Holder that it only wishes to purchase the original amount of Offered Stock, then, at the option of the Transferring Holder, (x) the right of first offer contained in this Section 7.2 shall not apply to the proposed sale of the Offered Stock, and the Transferring Holder shall be free to sell all, but not less than all, of the shares of Offered Stock to a single Third Party, or (y) the Transferring Holder may consummate the sale of the shares of Offered Stock subscribed for by the Series B Holders as set forth in paragraph (d) of this Section 7.2 and either retain or sell to one or more Third Parties all or a portion of the Balance of the Offered Stock.  If the Third Party advises the Transferring Holder that it is willing to purchase less than the original amount of Offered Stock but wishes to purchase a greater number of shares than the Balance of the Offered Stock (such greater number of shares being referred to as the “Third Party Portion of the Offered Stock”), then the number of shares to be purchased by the Series B Holders shall be reduced so as to enable the Third Party to purchase the Third Party Portion of the Offered Stock (in which case the Transferring Holder may retain or sell to one or more Third Parties the Third Party Portion of the Offered Stock and, if the Third Party Portion of the Offered Stock is sold to such Third Party or Third Parties, the Transferring Holder shall sell the remaining portion of the Offered Stock to the Series B Holders that subscribed for shares of Offered Stock in accordance with their allocations as the same may have been reduced pursuant to this sentence).  Any sale to the Third Party shall be for at least the same price and on no less favorable terms to the Transferring Holder than were set forth in the Transfer Notice and no later than the 60th day following the Last Transfer Election Date, and subject to compliance with Section 7.3.  If the Transferring Holder does not consummate such sale by such 60th day, the rights provided in this Section 7.2 shall be deemed to be revived with respect to the Offered Stock (or remaining shares of Offered Stock, as applicable), and such Offered Stock (or remaining shares of Offered Stock, as applicable) may not be sold unless first re-offered to the Series B Holders in accordance with this Section 7.2.  Any Offered Stock purchased by any Series B Holder or such other Person or Persons shall be subject to the same rights and restrictions contained in this Agreement with respect to the Series B Preferred Stock or Series A Preferred Stock, as applicable, and, if the purchaser is a Person other than a Holder, it shall be a condition of such sale that such person execute and deliver a written agreement (which may be in the form of a counterpart to this Agreement) satisfactory to the Company by which such Person agrees to be bound, as a Series A Holder or Series B Holder, as applicable, by all of the terms of this Agreement as if such Person had originally been a party hereto.

(f)            Notwithstanding anything in this Agreement to the contrary, a Transferring Holder may not Transfer any Offered Stock to a Third Party that is an IG Company without the prior written consent of Linde, which it may give or withhold at its discretion.

(g)           The election by any Series B Holder not to exercise its rights to purchase any Offered Stock under this Section 7.2 in any one instance shall not affect such

Series B Holder’s right to participate in any subsequent proposed sale of Offered Stock.  Any sale of Offered Stock by a Transferring Holder without first giving the Series B Holders the rights set forth in this Section 7.2 shall be void and of no force and effect, and the Company shall not register such sale on the books and records of the Company.

7.3.          Participation in Sales of Preferred Stock.

(a)           Each Series B Holder, at such Series B Holder’s option, may participate proportionately in any sale by a Transferring Holder to a Third Party pursuant to Section 7.2(e) of any of the shares of Offered Stock that were not sold to the Series B Holders pursuant to Section 7.2, and the provisions of Section 7.2 shall not apply to such participation.  In addition to the statement required to be included in the Transfer Notice, the Transferring Holder shall give written notice to each Series B Holder, at least 20 Business Days before the closing of any such proposed sale, of its intention to effect such a sale to a Third Party, which notice shall set forth the identity of the Third Party, the number of shares of Offered Stock being sold and the nature and per share amount of consideration to be paid by the Third Party and shall be accompanied by a copy of the definitive agreements governing such sale (the “Sale Notice”).  If the Offered Stock consists of Series B Preferred Stock, then each Series B Holder (including the Transferring Holder) shall have the right to sell up to that number of shares of its Series B Preferred Stock equal to the number of shares set forth in the notice multiplied by such Series B Holder’s Offered Percentage.  If the Offered Stock consists of Series A Preferred Stock, then each Series B Holder shall have the right to sell up to that number of shares of its Series B Preferred Stock equal to the number of shares set forth in the notice multiplied by such Series B Holder’s Offered Percentage, and the number of shares of Offered Stock being sold by the Transferring Holder shall be reduced accordingly.  Any sale by a Series B Holder pursuant to this Section 7.3 shall, subject to the provisions of Section 7.5, be for the same consideration per share, on the same terms and subject to the same conditions as the sale of shares of Preferred Stock by the Transferring Holder.  Each Series B Holder shall give the Transferring Holder written notice, within 10 Business Days after the delivery of the Sale Notice, of such Series B Holder’s election to participate in the proposed sale (the “Sale Election Notice”).  Any Series B Holder that fails to timely deliver a Sale Election Notice shall be deemed to have declined to participate in the sale with respect to any of its shares of Series B Preferred Stock.  Each Sale Election Notice shall set forth the maximum number of shares of Series B Preferred Stock which such Series B Holder desires to sell, and such Sale Election Notice shall constitute a binding commitment by such Series B Holder to sell up to the number of shares of Series B Preferred Stock set forth in its Sale Election Notice, which commitment may not be revoked without the written consent of the Transferring Holder.  If a Series B Holder sells any shares of Series B Preferred Stock pursuant to this Section 7.3, such Series B Holder shall pay and be responsible for its proportionate share of the Expenses of Sale and the Sale Obligations.

(b)           Notwithstanding the provisions of Section 7.3(a), from and after the second anniversary of the Closing, in the event Linde is the Transferring Holder in a sale pursuant to Section 7.2(e) (a “Linde Sale”), then the NMP Entities shall not be entitled to participate in Linde’s sale of its Series B Preferred Stock in the Linde Sale, provided that (x) each of the NMP Entities shall be entitled to participate in the sale by any other Series B Holder that has elected to sell shares of its Series B Preferred Stock in the Linde Sale for up to that number of shares of Series B Preferred Stock equal to the number of shares of Series B Preferred

Stock that would otherwise (absent the provisions of this clause (x)) be sold by such other Series B Holder in the Linde Sale, based on the amount set forth in such Series B Holder’s Sale Election Notice, multiplied by the NMP Entity’s Offered Percentage (it being understood that such participation by the NMP Entities shall not reduce the number of shares that may be sold by Linde in the Linde Sale, but only the number of shares that may be sold by the other Series B Holders in the Linde Sale), and (y) to the extent that any Series B Holder other than Linde (and other than the NMP Entities) declines to participate in the Linde Sale, then Linde (to the extent of any remaining shares of Capital Stock held by it) and the NMP Entities shall be entitled to participate in the Linde Sale for up to that number of shares that such non-participating Series B Holder declined to sell in the Linde Sale, with Linde (on the one hand) being allowed to participate for up to 50% of such amount and all of the NMP Entities (on the other hand) being allowed to participate for up to the balance.  Linde shall timely provide the NMP Entities with all information necessary to enable the NMP Entities timely to exercise their rights under this Section 7.3(b).

7.4.          Required Participation in Sale of Series B Preferred Stock.  Notwithstanding any other provision of this Agreement to the contrary, if the NMP Entities shall propose to sell (including by exchange, in a business combination or otherwise) at least 80% of their shares of Series B Preferred Stock to a Third Party in the same transaction or series of transactions (which would represent, together with any other shares of Capital Stock proposed to be transferred (including pursuant to the exercise by the NMP Entities of their rights under this Section 7.4), more than 50% of the outstanding Capital Stock) or the Company proposed to sell or otherwise transfer for value all or substantially all of the stock, assets or business (whether by merger, sale or otherwise) of the Company to a Third Party, then the NMP Entities at their option may require (x) in the case of a sale of Capital Stock by the NMP Entities, that each Holder sell a proportionate amount of such Holder’s shares of Capital Stock (which shall be the same proportion as the proportion of the aggregate number of shares sold by the NMP Entities to the aggregate number of shares owned by the NMP Entities), and waive any appraisal right that it may have in connection with the transaction and (y) in any case, if stockholder approval of the transaction is required and the Company’s stockholders are entitled to vote thereon, that each Holder vote all of such Holder’s shares of Capital Stock in favor of such transaction, and in the event that either or both of clauses (x) and (y) apply, the provisions of Sections 7.2 and 7.3 shall not apply to the sale by the NMP Entities or any Holder of their shares of Capital Stock in such transaction.  Any sale of shares of Capital Stock by a Holder pursuant to this Section 7.4 shall, subject to the provisions of Section 7.5, be for the same consideration per share, on substantially the same terms and subject to substantially the same conditions as the sale of shares of Capital Stock owned by the NMP Entities.  Each Holder that sells any shares of Capital Stock pursuant to this Section 7.4 shall pay and be responsible for such Holder’s proportionate share of the Expenses of Sale and the Sale Obligations.

7.5.          Exceptions.  Notwithstanding anything contained to the contrary in Section 7.3 or 7.4,

(a)           if the sale by any Holder requires regulatory approval before the purchase and sale of such Holder’s securities can be consummated, the purchase agreement must provide either for multiple closings or for the closing of all of the sales when the last regulatory approval has been obtained, as the purchaser may elect,

(b)           if the consideration in the sale pursuant to Section 7.3 or 7.4 consists of or includes securities, and the sale of such securities to a Holder would require either a registration statement under the Securities Act, or preparation of a disclosure statement pursuant to Regulation D (or any successor regulation) under the Securities Act, or a similar provision of any state securities law, and such registration statement or disclosure statement is not otherwise being prepared in connection with the sale, then such Holder may (at the option of the Transferring Holder or the NMP Entities, as applicable) be paid, in lieu of such securities, the fair market value of such securities in cash, as determined in good faith by the Board, whose determination shall be final and binding,

(c)           the consideration per share received by a Holder in any sale pursuant to Section 7.3 or 7.4 which is not a sale of all of the outstanding Capital Stock shall be adjusted as between the Series A Holders and the Series B Holders if the sale involves both series of Preferred Stock, which adjustment shall be as agreed upon by the Holders of a majority of the shares of Series A Preferred Stock and the Holders of a majority of the shares of Series B Preferred Stock participating in such sale or, if no agreement is reached on or before the 10th day preceding the scheduled closing date for such sale, then as determined in good faith by the Board, whose determination shall be final and binding, and

(d)           in no event shall any Holder be obligated by Section 7.3 or 7.4 to assume any joint liabilities or obligations with respect to any other Holder.

7.6.          No Sale or Transfer of Series C Preferred Stock.  No Series C Holder shall Transfer any shares of Series C Preferred Stock held by such Series C Holder, except that:

(a)           one or more of the NMP Entities may Transfer all or any portion of the shares of its Series C Preferred Stock in conjunction with a Transfer by it, in accordance with Section 7.1, of at least 33 1/3% of the shares of Series B Preferred Stock then held by it, and

(b)           each Series C Holder (other than the NMP Entities) may Transfer all of the shares of its Series C Preferred Stock in conjunction with a Transfer by it, in accordance with Section 7.1, of more than 50% of the shares of Series B Preferred Stock then held by such Series C Holder.

SECTION 8.           Representations and Warranties.

8.1.          Each party severally represents and warrants to the other parties hereto as follows:

(a)           Such party, if it is an Entity, has been duly formed and is validly existing and, to the extent such concept is recognized under the laws of its jurisdiction of organization, in good standing under the laws of its jurisdiction of organization.  Such party has full power and authority to execute and deliver this Agreement and the other Definitive Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by this Agreement, the Preferred Stock Purchase Agreement, the INO Acquisition and the Ikaria Merger (the “Contemplated Transactions”).

(b)           Such party has duly authorized the execution and delivery of this Agreement and the other Definitive Agreements to which it is a party and the performance of its obligations hereunder and thereunder.  This Agreement and each of the other Definitive Agreements to which such party is a party constitute the valid and legally binding obligation of such party, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c)           The execution, delivery and performance by such party of this Agreement and the other Definitive Agreements to which it is a party, and the consummation of the Contemplated Transactions, will not conflict with, or cause or result in any violation of or default under any provision of, (i) the formation documents of such party, if it is an Entity, or (ii) any contract, agreement, indenture or other legally binding commitment, any governmental license, permit or other authorization, or any law applicable to such party or any of its properties or assets, the result of which, with respect to items identified in this clause (ii), would (either individually or in the aggregate) have a Material Adverse Effect on the Company, Ikaria or INO.

(d)           No Governmental Consents are required to be obtained or made by such party in connection with the execution, delivery, performance, validity and enforceability of this Agreement or any other Definitive Agreements to which it is a party, other than (i) the Governmental Consents listed under its name on Schedule 3, and (ii) other Governmental Consents, the lack of which would not, individually or in the aggregate, have a Material Adverse Effect on the Company, Ikaria or INO.  No party has the right to require that the Company effect the registration of any Capital Stock owned by it except for the rights contained in this Agreement.

SECTION 9.           Voting Agreement.

9.1.          Election of Directors.  From and after the date hereof, the Company shall use its best efforts to cause the individuals designated from time to time as described below to be nominated and elected as directors of the Company at each annual or special meeting held, or pursuant to any written consent solicited, for the election of directors of the Company.

(a)           Article X of the Certificate of Incorporation provides that the holders of the Series C-1 Non-Convertible Preferred Stock, $0.01 par value per share, of the Company shall be entitled to elect three members of the Board (the “NMP Directors”).  The NMP Entities hereby designate Steven Klinsky, Alok Singh and Michael Flaherman to serve as the NMP Directors, each to hold office until his successor is elected and qualified or until his earlier resignation or removal in accordance with this Section 9 and the Certificate of Incorporation.

(b)           Article X of the Certificate of Incorporation provides that the holders of Series C-2 Non-Convertible Preferred Stock, $0.01 par value per share, of the Company shall be entitled to elect one member of the Board (the “ARCH Director”).  ARCH hereby designates Robert Nelsen to serve as the ARCH Director, to hold office until his successor is elected and qualified or until his earlier resignation or removal in accordance with this Section 9 and the Certificate of Incorporation.

(c)           Article X of the Certificate of Incorporation provides that the holders of Series C-3 Non-Convertible Preferred Stock, $0.01 par value per share, of the Company shall be entitled to elect one member of the Board (the “Venrock Director”).  Venrock hereby designates Bryan Roberts to serve as the Venrock Director, to hold office until his successor is elected and qualified or until his earlier resignation or removal in accordance with this Section 9 and the Certificate of Incorporation.

(d)           Article X of the Certificate of Incorporation provides that the holders of Series C-4 Non-Convertible Preferred Stock, $0.01 par value per share, of the Company shall be entitled to elect one member of the Board (the “Linde Director” and, together with the NMP Directors, the ARCH Director and the Venrock Director, the “Designated Directors”).  Linde hereby designates Dr. Aldo Belloni to serve as the Linde Director, to hold office until his successor is elected and qualified or until his earlier resignation or removal in accordance with this Section 9 and the Certificate of Incorporation.

(e)           The Board shall be comprised of up to four directors in addition to the Designated Directors, three of whom shall be individuals who are not officers, employees, managing members or general partners of, or otherwise Affiliated with, any of the Investors or officers or employees of the Company or any of its subsidiaries, or a Family Member of any of the foregoing (the “Independent Directors”), and the fourth shall be either David Shaw or the then-serving chief executive officer of the Company or an Independent Director.  David Shaw shall initially serve as the fourth director, to hold office until his successor is elected and qualified or until his earlier resignation or removal in accordance with this Section 9 and the Certificate of Incorporation.  The members of the Board other than the Designated Directors shall be elected by a majority of the votes cast by the holders of the Series A Preferred Stock, Series B Preferred Stock and Common Stock, voting together as a single class.

9.2.          Board Committees.  The Board shall establish committees of the Board, including, without limitation, (i) an Audit Committee, whose members shall be determined by the Series B Holders and shall include, until consummation of the sale of shares pursuant to a registration statement relating to the Company’s initial public offering of Common Stock, the Linde Director, (ii) a Compensation Committee, the chair of which shall be an NMP Director (who shall initially be Alok Singh) and whose members shall include either the ARCH Director or the Venrock Director, and (iii) a Nominating Committee, whose members shall include the ARCH Director (who shall initially be Robert Nelsen), the Venrock Director (who shall initially be Bryan Roberts) and more than one NMP Director.  If other committees of the Board are established from time to time, at least one NMP Director and either the ARCH Director or the Venrock Director shall be a member of each such committee as well.  In the event a pricing committee is established in connection with any proposed initial public offering, the Linde Director shall be a member of such committee.  Each individual named in this Section 9.2 as a committee member shall hold office until his successor is elected and qualified or until his earlier resignation or removal in accordance with this Section 9 and the Certificate of Incorporation.  With respect to each committee, the Board shall designate the members not provided for in this

Section 9.2, any of whom may, at the option of the Board, be a Designated Director not otherwise serving as a member of such committee by virtue of this Section 9.2.

9.3.          Observer Rights.  So long as they continue to hold any shares of Capital Stock, Dr. Mark Roth, Mr. Andrew Schwab and a representative of the Fred Hutchinson Cancer Research Center (each, an “Observer”) shall be entitled to attend any and all Board meetings in a non-voting observer capacity; provided, that this Section 9.3 shall terminate on the consummation of the sale of shares pursuant to a registration statement relating to the Company’s initial public offering of Common Stock.  The Company shall provide each Observer with copies of all notices, minutes, consents and other material that it provides to its directors; provided, however, that the Company reserves the right to withhold any information and to exclude any Observer from any meeting or portion thereof if (i) access to such information or attendance at such meeting could (based on the advice of counsel) adversely affect the attorney-client privilege between the Company and its counsel, (ii) the Board determines in good faith that fiduciary requirements under applicable law would prohibit attendance by the Observer or (iii) the Board determines in good faith that exclusion of the Observer is advisable in order to preserve the confidentiality of any information to be presented.

9.4.          Compensation.  None of the Designated Directors nor any director who is an officer or employee of the Company shall be entitled to compensation from the Company for serving as a director of the Company; provided, however, that such directors shall be entitled to be reimbursed by the Company for their out-of-pocket expenses incurred in connection with their attendance at meetings of the Board and any committee thereof.

9.5.          Vacancies; Removal.  If any Designated Director shall cease to serve as a director of the Company for any reason, the vacancy resulting thereby shall be filled by a director nominated by the Person who is entitled to designate such Designated Director.  Each Holder agrees that it shall not vote any shares of Capital Stock which it may own in favor of a resolution in respect of the removal of a Designated Director unless that resolution has been put forward by the Person having the right to designate such Designated Director pursuant to Section 9.1, in which case each Holder shall vote in favor of such resolution.

9.6.          Directors’ Indemnification.  The Certificate of Incorporation and bylaws of the Company shall, to the fullest extent permitted by law, provide for indemnification of, and advancement of expenses to, and limitation of the personal liability of, the directors of the Company or such other person or persons, if any, who, pursuant to a provision of such Certificate of Incorporation, exercise or perform any of the powers or duties otherwise conferred or imposed upon such directors, which provisions shall not be amended, repealed or otherwise modified in any manner adverse to the directors until at least six years following the date that the parties are no longer entitled to designate directors pursuant to this Section 9 and, with respect to any director, until at least six years following the date such Person ceases to serve as a director of the Company (including following the sale of the Company).

9.7.          Voting Agreement.  From and after the date hereof, at each meeting of stockholders of the Company at which the election of members of the Board is on the agenda (or any written consent in lieu of a meeting thereof), each Holder shall take all necessary or desirable action within its control (including, without limitation, voting all of the voting securities of the Company over which such Holder has voting control) so as to effectuate the terms of this Section 9.  The voting agreements contained in this Section 9 are coupled with an interest and may not be revoked during the term of this Agreement.

9.8.          Change in Number of Directors.  The Company may, by resolution of the Board, (i) decrease the number of directors comprising the Board, but not below the number of directors then in office and not below the number that would prevent any Series C Holder from electing its Designated Director or Directors, and (ii) increase the number of directors comprising the Board, and fill any vacancy created thereby, by the vote of a majority of the NMP Directors and a majority of the directors that are not NMP Directors.

SECTION 10.         Miscellaneous.

10.1.        Amendments and Waivers.  This Agreement and any of the provisions hereof may be amended, waived (either generally or in a particular instance and either retroactively or prospectively), modified or supplemented, in whole or in part, by written agreement of the Company and the Holders of a majority of the Series A Preferred Stock and Series B Preferred Stock considered as a single class (which majority shall include the NMP Entities and one or more Series B Holders other than the NMP Entities or any Affiliate thereof (other than Affiliates solely by virtue of owning Preferred Stock) holding in the aggregate at least 10% of the then outstanding Series B Preferred Stock (including any Series B Preferred Stock of such Series B Holder that has been converted into Common Stock if such Common Stock is still Beneficially Owned by such Series B Holder or a Permitted Transferee); provided, however, that (A) any amendment, waiver, modification or supplement of (i) Sections 5.5(c), 6, 7.2(f) and 7.3(b), (ii) any other provision of this Agreement that cross-references any of the foregoing Sections if the effect thereof is to amend, waive, modify or supplement any of the foregoing Sections, or (iii) any provision of this clause (A), shall also require the written agreement of Linde; (B) any amendment, waiver, modification or supplement hereof the direct result of which is to materially adversely affect any Holder, or class or series of Holders, in a manner that is materially different from the manner in which the other Holders are affected shall also require the consent of the Holder, or a majority of the Holders (measured by the number of shares of the class or series owned), so differently affected; (C) any amendment, waiver, modification or supplement of Section 9.3 that adversely affects any Observer shall also require the written agreement of such Observer; and (D) the observance of any provision of this Agreement maybe waived, but only in writing, by the party that will lose the benefit of such provision as a result of such waiver.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach, except as otherwise explicitly provided for in such waiver.  Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The execution of a counterpart signature page to this Agreement (in lieu of any required written agreement) by any Person acquiring shares of Preferred Stock after the date hereof shall only require the consent of the Company and shall not be deemed an amendment to this Agreement so long as such acquisition was effected in compliance with the provisions of this Agreement, including receipt of any applicable Requisite Approval.

10.2.        Assignment; Third Party Beneficiaries.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and any of their respective successors, personal representatives and permitted assigns who agree in writing to be bound by the terms hereof.  The Company may not assign any of its rights or delegate any of its duties under this Agreement.  Any Holder may, at its election and at any time or from time to time, assign its rights and delegate its duties under this Agreement, in whole or in part, to a Permitted Transferee of such Holder if the Transfer is effected in compliance with the provisions of this Agreement; provided, that, no such assignment shall be binding upon the Company or obligate the Company to any such Permitted Transferee unless and until the Permitted Transferee delivers to the Company (i) a written notice stating the name and address of the Permitted Transferee and identifying the securities with respect to which such rights are being assigned, and (ii) an executed copy of the written agreement (which may be in the form of a counterpart to this Agreement) satisfactory to the Company by which such Permitted Transferee agrees to be bound, as a Series A Holder or a Series B Holder, as applicable, by the terms of this Agreement to the same extent as if such Permitted Transferee had originally been a party hereto, and provided, further, that no such assignment shall relieve the Holder from its obligations under this Agreement, and the Holder shall be responsible for any action by its Permitted Transferee in breach of this Agreement.  Each Indemnitee shall be a third party beneficiary of Section 2.6 and shall be entitled to enforce the provisions thereof directly.  Each of Dr. Mark Roth, Mr. Andrew Schwab or the Fred Hutchinson Cancer Research Center shall be a third party beneficiary of Section 9.3 and shall be entitled to enforce the provisions thereof directly.  Each Person who serves as a member of the Board from and after the date hereof shall be a third party beneficiary of Section 9.6 and shall be entitled to enforce the provisions thereof directly.

10.3.        Notice.  Unless otherwise provided herein, all notices, requests, demands, claims and other communications provided for under the terms of this Agreement shall be in writing.  Any notice, request, demand, claim or other communication hereunder shall be sent by (i) personal delivery (including, without limitation, receipted courier service) or overnight delivery service to the intended recipient at the address set forth below, (ii) facsimile during normal business hours of the intended recipient, with confirmation of receipt, to the number of the intended recipient as set forth below, (iii) internationally recognized overnight delivery service courier to the intended recipient at the address set forth below or (iv) registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

(a)           If to the Company, to:

Ikaria Holdings, Inc.
c/o New Mountain Capital, LLC
787 Seventh Avenue
New York, NY  10019
Facsimile:  (212) 582-2277
Attention:  Mr. Alok Singh

(b)           If to Linde, to:

Linde  AG
Leopoldstrasse 252
80807 Munich
Germany
Facsimile:  +49 89 35 757-1505
Attention:  Mr. Juergen Nowicki, Head of Finance & Control

(c)           If to any of the NMP Entities, to such NMP Entity:

c/o New Mountain Capital, LLC
787 Seventh Avenue, 49th Floor
New York, New York  10019
Facsimile:  (212) 582-2277
Attention: Mr. Alok Singh

(d)           If to ARCH, to:

ARCH Venture Fund VI, L.P.
c/o ARCH Venture Partners
2325 3rd Street, Suite 407
San Francisco, California  94107
Facsimile:  (415) 565-7107
Attention:  Mr. Robert Nelsen

(e)           If to any of Venrock, to such party:

c/o Venrock Associates
2494 Sand Hill Road
Menlo Park, California  94025
Facsimile:  (650) 561-9180
Attention:  Mr. Bryan Roberts

(f)            If to any of 5AM, to such party:

c/o 5AM Ventures LLC
3000 Sand Hill Road
Building 4, Suite 230
Menlo Park, California  94025
Facsimile:  (650) 233-8923
Attention:  Mr. Andrew Schwab

(g)           If to Black Point, to:

Black Point Group, LP
542 Black Point Road
Scarborough, Maine  04074

Facsimile:  (207) 883-9313
Attention:  Mr. David Shaw

(h)           In each case, with a copy to (which shall not constitute notice):

Freshfields Bruckhaus Deringer LLP
520 Madison Avenue, 34th Floor
New York, New York  10022
Facsimile:  (212) 277-4001
Attention:  Matthew F. Herman, Esq.

and

The BOC Group
575 Mountain Avenue
Murray Hill, New Jersey  07974
Facsimile:  (908) 464-2234
Attention:  General Counsel

and

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York  10004
Facsimile:  (212) 859-4000
Attention:  Aviva F. Diamant, Esq.

and

Heller Ehrman LLP
701 Fifth Avenue, Suite 6100
Seattle, Washington  98104
Facsimile:  (206) 515-8888
Attention: Sonya Erickson, Esq.

and

O’Melveny & Myers LLP
2765 Sand Hill Road
Menlo Park, California  94025
Facsimile:  (650) 473-2601
Attention:  Sam Zucker, Esq.

All such notices, requests, consents and other communications shall be deemed to have been given when received.  Any party may change its facsimile number or its address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner then set forth.

10.4.        Governing Law; Venue; Service of Process; Waiver of Jury Trials.

(a)           Governing Law.  This Agreement (and all matters arising hereunder) shall be construed and enforced in accordance with, and the rights and obligations of the parties hereto shall be governed by, the law of the State of New York; provided that the provisions of Section 9 (and all matters arising thereunder) shall be construed and enforced in accordance with, and the rights and obligations of the parties hereto under Section 9 shall be governed by, the law of the State of Delaware.

(b)           Venue and Service of Process.  By execution and delivery of this Agreement, each of the parties hereto hereby irrevocably and unconditionally (i) consents to submit to the exclusive jurisdiction of the federal and state courts located in the State of New York in New York County (collectively, the “Selected Courts”‘) for any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, and agrees not to commence any action or proceeding relating thereto except in the Selected Courts, provided, that, a party may commence any action or proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (ii) consents to service of any process, summons, notice or document in any action or proceeding by registered first-class mail, postage prepaid, return receipt requested or by internationally recognized courier requesting the earliest date and time of delivery in accordance with Section 10.3 hereof and agrees that such service of process shall be effective service of process for any action or proceeding brought against it in any such court, provided, that, nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; (iii) waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby in the Selected Courts; and (iv) waives and agrees not to plead or claim in any court that any such action or proceeding brought in any such Selected Court has been brought in an inconvenient forum.

(c)           Waiver of Jury Trial.  With respect to any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, each of the parties hereby irrevocably, to the extent not prohibited by applicable law that cannot be waived, waives, and covenants that it will not assert (whether as plaintiff, defendant or otherwise), any right to trial by jury in any action arising in whole or in part under or in connection with this Agreement or the transactions contemplated hereby, whether now existing or hereafter arising, and whether sounding in contract, tort or otherwise, and agrees that any of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained-for agreement among the parties irrevocably to waive its right to trial by jury in any action or proceeding whatsoever between them relating to this Agreement or the transactions contemplated hereby.  Such action or proceeding shall instead be tried in a Selected Court by a judge sitting without a jury.

10.5.        Remedies.  Each party hereby agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached and further agree that money damages or other remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by it and that, in addition to all other remedies available to the other parties, each of them shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including, without limitation, specific performance of the terms and provisions of this Agreement.  Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto.  Each party hereby further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.  In any action or proceeding brought to enforce any provision of this Agreement (including, without limitation, the indemnification provisions hereof), or where any provision hereof is validly asserted as a defense, the successful party to such action or proceeding shall be entitled to recover, to the extent permitted by applicable law, attorneys’ fees in addition to its costs and expenses and any other available remedy.

10.6.        Further Assurances.  Each party hereto shall cooperate with each other party, shall do and perform or cause to be done and performed all further acts and things, and shall execute and deliver all other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

10.7.        Severability.  Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but the invalidity or unenforceability of any provision or portion of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including, without limitation, that provision or portion of any provision, in any other jurisdiction.  In addition, should a court or arbitrator determine that any provision or portion of any provision of this Agreement is not reasonable or valid, either in period of time, geographical area, or otherwise, the parties hereby agree that such provision should be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable or valid.

10.8.        Entire Agreement.  This Agreement and the other Definitive Agreements constitute the entire agreement among the parties hereto, and supersede all prior agreements and understandings, oral and written, among the parties hereto, with respect to the subject matter hereof.

10.9.        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.  Any such counterpart may be delivered by facsimile transmission.

10.10.      General Interpretive Principles.  Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders.  The headings of the sections, paragraphs, subparagraphs, clauses and subclauses of this Agreement are for convenience of reference only and shall not in any way affect the meaning or interpretation of any of the provisions hereof.  Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole, and references herein to Sections refer to Sections of this Agreement.  Words of inclusion shall not be construed as terms of limitation herein, so that references to “include”, “includes” and “including” shall not be limiting and shall be regarded as references to non-exclusive and non-characterizing illustrations.  Any action to required to be taken “within” a specified time period following the occurrence of an event shall be required to be taken no later than 5:00 PM, New York City time, on the last day of the time period, which shall be calculated starting with the day immediately following the date of the event.  Whenever this Agreement specifies that a vote or the agreement of the Holders of one of the series of Preferred Stock is required to be obtained together with the vote or agreement of the other series of Preferred Stock, or together with the vote or agreement of the other series of Preferred Stock and the vote or agreement of the Common Stock, then such vote or agreement shall be calculated as though each share of such Preferred Stock had been converted into the number of shares of Common Stock into which it was then convertible, and whenever the vote or agreement of a series of Preferred Stock is required to be obtained on a separate class basis, then the vote or agreement shall be calculated as though each share of such series of Preferred Stock were one share of stock.

10.11.      Legends.  Each certificate representing shares of Preferred Stock or Series C Preferred Stock held by any Holder, Series C Holder or any Permitted Transferee shall bear the following legend:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO AN INVESTOR STOCKHOLDERS AGREEMENT BY AND AMONG THE CORPORATION AND CERTAIN STOCKHOLDERS OF THE CORPORATION (A COPY OF WHICH MAY BE OBTAINED FROM THE CORPORATION), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID INVESTOR STOCKHOLDERS AGREEMENT.”

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized.

IKARIA HOLDINGS, INC.

By:	/s/ Matthew Holt
Name: Matthew Holt
Title: Vice President and Secretary

[SIGNATURE PAGE TO INVESTOR STOCKHOLDERS AGREEMENT]

INVESTORS:

NEW MOUNTAIN PARTNERS II, L.P.

By:	New Mountain Investments II, L.L.C.,
its general partner

By:	/s/ Steven B. Klinsky
Name: Steven V. Klinsky
Title: Managing Member

NEW MOUNTAIN AFFILIATED INVESTORS II, L.P.

By:	New Mountain Investments II, L.L.C.,
its general partner

By:	/s/ Steven B. Klinsky
Name: Steven V. Klinsky
Title: Managing Member

ALLEGHENY NEW MOUNTAIN PARTNERS, L.P.

By:	New Mountain Investments II, L.L.C.,
its general partner

By:	/s/ Steven B. Klinsky
Name: Steven V. Klinsky
Title: Managing Member

[SIGNATURE PAGE TO INVESTOR STOCKHOLDERS AGREEMENT]

INVESTOR:

ARCH VENTURE FUND VI, L.P.

By:	ARCH Venture Partners VI, L.P.,
its general partner

By:	ARCH Venture Partners VI, LLC,
its general partner

By:	/s/ Robert Nelsen
Name: Robert Nelsen
Title: Managing Director

[SIGNATURE PAGE TO INVESTOR STOCKHOLDERS AGREEMENT]

INVESTORS:

VENROCK PARTNERS, L.P.

By:	Venrock Partners Management, LLC,
its general partner

By:	/s/ Bryan E. Roberts
Name: Bryan E. Roberts
Title: General Partner

VENROCK ASSOCIATES IV, L.P.

By:	Venrock Management IV, LLC,
its general partner

By:	/s/ Bryan E. Roberts
Name: Bryan E. Roberts
Title: General Partner

VENROCK ENTREPRENEURS FUND IV, L.P.

By:	VEF Management IV, LLC,
its general partner

By:	/s/ Bryan E. Roberts
Name: Bryan E. Roberts
Title: Member

[SIGNATURE PAGE TO INVESTOR STOCKHOLDERS AGREEMENT]

INVESTORS:

5AM VENTURES LLC, by its Manager
5AM CO-INVESTORS LLC, by its Manager

5AM Partners LLC

/s/ Andrew J. Schwab
Andrew J. Schwab, Managing Director

[SIGNATURE PAGE TO INVESTOR STOCKHOLDERS AGREEMENT]

INVESTOR:

ARAVIS VENTURE I L.P.

By:	Aravis General Partner Ltd,
its general partner

By:	/s/ Andrew J. Schwab
Name: Andrew J. Schwab
Title: Director

[SIGNATURE PAGE TO INVESTOR STOCKHOLDERS AGREEMENT]

INVESTOR:

BLACK POINT GROUP, LP

By:	/s/ David Shaw
Name: David Shaw
Title: MP

[SIGNATURE PAGE TO INVESTOR STOCKHOLDERS AGREEMENT]

INVESTOR:

LINDE GAS INC.

By:	/s/ Pat Murphy
Name: Pat Murphy
Title: President

[SIGNATURE PAGE TO INVESTOR STOCKHOLDERS AGREEMENT]

HOLDER:

BENNETT M. SHAPIRO AND FREDERICKA F. SHAPIRO, JTROS

By:	/s/ Bennett M. Shapiro
Name:	Bennett M. Shapiro

By:	/s/ Fredericka F. Shapiro
Name:	Fredericka F. Shapiro

[SIGNATURE PAGE TO INVESTOR STOCKHOLDERS AGREEMENT]

HOLDER:

By:	/s/ David Shaw
Name:	David Shaw

[SIGNATURE PAGE TO INVESTOR STOCKHOLDERS AGREEMENT]

HOLDER:

FRED HUTCHINSON CANCER RESEARCH CENTER

By:	/s/ Douglas J. Shaeffer
Name: Douglas J. Shaeffer
Title: V.P. & General Counsel

[SIGNATURE PAGE TO INVESTOR STOCKHOLDERS AGREEMENT]

HOLDER:

VAUGHN AND PATRICIA KAILIAN TRUST

By:	/s/ Vaughn Kailian
Name: Vaughn Kailian
Title: Trustee

[SIGNATURE PAGE TO INVESTOR STOCKHOLDERS AGREEMENT]

HOLDER:

WILBUR H. GANTZ III REVOCABLE TRUST DATED 2/18/94

By:	/s/ Wilbur H. Gantz
Name: Wilbur H. Gantz
Title: Trustee

[SIGNATURE PAGE TO INVESTOR STOCKHOLDERS AGREEMENT]

HOLDER:

WASHINGTON RESEARCH FOUNDATION

By:	/s/ Ronald S. Howell
Name: Ronald S. Howell
Title: CEO

[SIGNATURE PAGE TO INVESTOR STOCKHOLDERS AGREEMENT]

HOLDER:

ALTITUDE LIFE SCIENCES VENTURES, L.P.

By:	/s/ David Maki
Name: David Maki
Title: Member

[SIGNATURE PAGE TO INVESTOR STOCKHOLDERS AGREEMENT]

HOLDER:

By:	/s/ Steven Gillis
Name: Steven Gillis

[SIGNATURE PAGE TO INVESTOR STOCKHOLDERS AGREEMENT]

HOLDER:

ALEXANDRIA EQUITIES, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE
EQUITIES, INC., a Maryland
corporation, managing member

	By:	/s/ Etsuko Mason
Etsuko Mason
Vice President
Treasurer &
Assistant Secretary

[SIGNATURE PAGE TO INVESTOR STOCKHOLDERS AGREEMENT]

HOLDER:

By:	/s/ Charles Homcy
Name: Charles Homcy, M.D.

[SIGNATURE PAGE TO INVESTOR STOCKHOLDERS AGREEMENT]

HOLDER:

HELEN C. PURNELL

By:	/s/ Lucy Kratovil

Name:	Lucy Kratovil, by Power of Attorney dated
January 15, 2003

[SIGNATURE PAGE TO INVESTOR STOCKHOLDERS AGREEMENT]

HOLDER:

By:	/s/ Flemming Ornskov
Name: Flemming Ornskov

[SIGNATURE PAGE TO INVESTOR STOCKHOLDERS AGREEMENT]

HOLDERS:

THE GETZUG FAMILY TRUST

By:	/s/ Steve Getzug
Name: Steve Getzug
Title: Trustee

[SIGNATURE PAGE TO INVESTOR STOCKHOLDERS AGREEMENT]

HOLDERS:

JENNIFER BROWN AND IAN AYRES, JTROS

By:	/s/ Jennifer G. Brown
Name:	Jennifer G. Brown

By:	/s/ Ian Ayres
Name:	Ian Ayres

[SIGNATURE PAGE TO INVESTOR STOCKHOLDERS AGREEMENT]

HOLDER:

BENNETT M. SHAPIRO, M.D.

By:	/s/ Bennett M. Shapiro

[SIGNATURE PAGE TO INVESTOR STOCKHOLDERS AGREEMENT]

HOLDER:

WILBUR GANTZ

By:	/s/ Wilbur Gantz
Name: Wilbur Gantz

[SIGNATURE PAGE TO INVESTOR STOCKHOLDERS AGREEMENT]

HOLDER:

DEFIANT LLC

By:	/s/ Jim Roberts
Name:	Jim Roberts
Title:	Manager

[SIGNATURE PAGE TO INVESTOR STOCKHOLDERS AGREEMENT]

HOLDER:

By:	/s/ Steven McKnight
Name: Steven McKnight, Ph.D.

[SIGNATURE PAGE TO INVESTOR STOCKHOLDERS AGREEMENT]

HOLDER:

By:	/s/ Daniel E. Gottschling
Name: Dan Gottschling

[SIGNATURE PAGE TO INVESTOR STOCKHOLDERS AGREEMENT]

HOLDER:

NANCY WEINTRAUB

By:	/s/ Nancy S. Weintraub by Adam
L. Weintraub, Attorney in fact

Name:	Nancy S. Weintraub

Title:

[SIGNATURE PAGE TO INVESTOR STOCKHOLDERS AGREEMENT]

HOLDER:

By:	/s/ Meng Chao Yao
Name: Meng Chao Yao

By:	/s/ Ching Ho Chnag
Name: Ching Ho Chnag

[SIGNATURE PAGE TO INVESTOR STOCKHOLDERS AGREEMENT]